                                                                     Exhibit 2.1


                                                                  EXECUTION COPY













                            STOCK PURCHASE AGREEMENT

                                      AMONG

                      ADVANCED LIGHTING TECHNOLOGIES, INC.,

                               RUUD LIGHTING, INC.

                                       AND

                                  ALAN J. RUUD,
                               THEODORE O. SOKOLY,
                                 DONALD WANDLER,
                               CHRISTOPHER A. RUUD
                                       and
                               CYNTHIA A. JOHNSON


                                December 19, 1997

                                TABLE OF CONTENTS

                                                                                         PAGE

ARTICLE 1  THE TRANSACTION................................................................1

         Section 1.1       Purchase of Shares.............................................1
         Section 1.2       Purchase Price.................................................1
         Section 1.3       Anti-Dilution..................................................1
         Section 1.4       Payment of Purchase Price......................................2
         Section 1.5       Closing........................................................2
         Section 1.6       Deliveries and Proceedings at Closing..........................2
         Section 1.7       Purchase Price Adjustment......................................5

ARTICLE 2 REPRESENTATIONS AND WARRANTIES
         OF THE SHAREHOLDERS AND RLI......................................................6

         Section 2.1       Title to RLI Shares............................................6
         Section 2.2       Organization and Qualification.................................6
         Section 2.3       Shares; Capitalization.........................................6
         Section 2.4       No Subsidiaries................................................7
         Section 2.5       Authorization and Enforceability...............................7
         Section 2.6       No Violation of Laws or Agreements.............................7
         Section 2.7       Financial Statements...........................................8
         Section 2.8       Undisclosed Liabilities........................................8
         Section 2.9       No Changes.....................................................9
         Section 2.10      Tax Matters....................................................9
         Section 2.11      Receivables; Inventory........................................10
         Section 2.12      Business; Assets..............................................10
         Section 2.13      Litigation....................................................10
         Section 2.14      Contracts; Compliance.........................................11
         Section 2.15      Permits.......................................................11
         Section 2.16      Compliance With Laws..........................................11
         Section 2.17      Real Property.................................................12
         Section 2.18      Transactions With Related Parties.............................12
         Section 2.19      Insurance.....................................................12
         Section 2.20      Employee Relations............................................13
         Section 2.21      Patents and Intellectual Property Rights......................13
         Section 2.22      Benefit Plans.................................................14
         Section 2.23      Finder's Fees.................................................15
         Section 2.24      Confidentiality Agreements....................................15


         Section 2.25      Compliance with Environmental Laws............................16
         Section 2.26      Environmental Liabilities.....................................16
         Section 2.27      Disclosure....................................................16

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS................................16

         Section 3.1       Title to RLI Shares...........................................16
         Section 3.2       Authorization and Enforceability..............................16
         Section 3.3       No Violation of Laws or Agreements............................17
         Section 3.4       Purchase Entirely for Own Account.............................17
         Section 3.5       Restricted Securities.........................................17
         Section 3.6       Disclosure of Information.....................................18
         Section 3.7       Investment Experience.........................................18
         Section 3.8       Accredited Investor...........................................18

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ADLT........................................18

         Section 4.1       Title to ADLT Shares..........................................18
         Section 4.2       Securities....................................................18
         Section 4.3       Organization..................................................18
         Section 4.4       Shares; Capitalization........................................19
         Section 4.5       Subsidiaries..................................................19
         Section 4.6       Authorization and Enforceability..............................19
         Section 4.7       No Violation of Laws or Agreements............................19
         Section 4.8       SEC Reports...................................................20
         Section 4.9       Finder's Fees.................................................20
         Section 4.10      Disclosure....................................................21
         Section 4.11      No Material Adverse Change....................................21
         Section 4.12      Litigation....................................................21
         Section 4.13      Compliance with Environmental Laws............................21
         Section 4.14      Environmental Liabilities.....................................21
         Section 4.15      Registration Rights...........................................21
         Section 4.16      Financial Statements..........................................21
         Section 4.17      Properties....................................................22
         Section 4.18      Employee Matters..............................................22
         Section 4.19      Intellectual Property.........................................22
         Section 4.20      Insurance.....................................................22
         Section 4.21      Limitations on Subsidiary Dividends...........................23
         Section 4.22      Permits.......................................................23
         Section 4.23      Tax Matters...................................................23
         Section 4.24      No Default....................................................23
         Section 4.25      Private Placements; Securities................................23
         Section 4.26      Compliance With Laws..........................................24


         Section 4.27      Interested Party Transactions.................................24
         Section 4.28      Undisclosed Liabilities.......................................24

ARTICLE 5  COVENANTS OF  THE SHAREHOLDERS................................................25

         Section 5.1       Conduct of Business Pending Closing...........................25
         Section 5.2       Access, Information and Documents.............................26
         Section 5.3       Preserve Accuracy of Representations and Warranties...........26
         Section 5.4       Filings and Authorizations....................................27
         Section 5.5       Notice of Changes.............................................27
         Section 5.6       Section 338(h)(10) Election; Certain Tax Returns..............27
         Section 5.7       Tax Returns and Payment of Taxes for Periods
                           Through the Closing Date......................................27
         Section 5.8       Resale of ADLT Shares.........................................27
         Section 5.9       No Negotiations...............................................27
         Section 0.1       1997 Audited Financial Statements.............................28

ARTICLE 6  COVENANTS OF ADLT.............................................................28

         Section 6.1       Conduct of Business Pending Closing...........................28
         Section 6.2       Preserve Accuracy of Representations and Warranties...........29
         Section 6.3       Filings and Authorizations....................................29
         Section 6.4       Notice of Changes.............................................29
         Section 6.5       Stock Option Plan.............................................29
         Section 6.6       Employee Benefits.............................................30
         Section 6.7       ADLT Board of Directors.......................................30
         Section 6.8       Stock Legends.................................................30
         Section 6.9       Purchase Price Allocation; Appraisals.........................30
         Section 6.10      Permitted Dividends...........................................30
         Section 6.11      Access, Information and Documents.............................30
         Section 6.12      Post-Closing Indemnification of Certain Persons...............30

ARTICLE 7  CONDITIONS TO CLOSING.........................................................31

         Section 7.1       Mutual Conditions Precedent...................................31
         Section 7.2       Conditions Precedent to Obligations of ADLT...................32
         Section 7.3       Conditions Precedent to the Obligations of the Shareholders...32

ARTICLE 8  TERMINATION...................................................................33

         Section 8.1       Termination...................................................33

                                       iii




ARTICLE 9  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..................................34

         Section 9.1       Survival of Representations...................................34
         Section 9.2       Indemnification by the Shareholders...........................34
         Section 9.3       Indemnification by ADLT.......................................35
         Section 9.4       Minimum and Maximum Indemnification Claim.....................35
         Section 9.5       Option to Deliver ADLT Shares as Payment......................36
         Section 9.6       Notice of Claims..............................................36
         Section 9.7       Third Party Claims............................................36
         Section 9.8       Limitation on Damages; Insurance; Etc.........................36
         Section 9.9       Good Faith Effort to Settle Disputes..........................37
         Section 9.10      Exclusivity...................................................37

ARTICLE 10  MISCELLANEOUS................................................................37

         Section 10.1      Construction..................................................37
         Section 10.2      Notices.......................................................38
         Section 10.3      Successors and Assigns........................................39
         Section 10.4      Governing Law.................................................39
         Section 10.5      No Assignment.................................................39
         Section 10.6      Approvals and Actions by the Shareholders.....................39
         Section 10.7      Amendment and Waiver; Cumulative Effect.......................39
         Section 10.8      Entire Agreement..............................................40
         Section 10.9      Severability..................................................40
         Section 10.10     No Third Party Beneficiaries..................................40
         Section 10.11     Counterparts..................................................40



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












                                    EXHIBITS

            Exhibit A         Form of General Release
            Exhibit B         Forms of Employment Agreements
            Exhibit C         Form of Opinion of Counsel to the Shareholders
            Exhibit D         Form of Opinion of Counsel to ADLT
            Exhibit E         Form of Loan Agreement
            Exhibit F         Form of Registration Rights Agreement
            Exhibit G         Form of ADLT Stock Option Plan

                                       V

                                    SCHEDULES


        Schedule 1.4        Shareholders
        Schedule 1.6B       Restrictive Legends
        Schedule 1.7        Preparation of Closing Statement of Net Worth
        Schedule 2.2        Foreign Qualifications
        Schedule 2.3        Securities Rights
        Schedule 2.4        Subsidiaries
        Schedule 2.6        RLI Required Consents
        Schedule 2.7        Permitted Accounting Changes
        Schedule 2.8        Other Liabilities
        Schedule 2.9A       Material Transactions
        Schedule 2.9B       Surplus Real Property
        Schedule 2.10       Tax Matters
        Schedule 2.11       Receivables
        Schedule 2.12       Business; Permitted Encumbrances
        Schedule 2.13       Litigation
        Schedule 2.14       Contracts
        Schedule 2.17       Real Property
        Schedule 2.18       Transactions with Related Parties
        Schedule 2.19       Insurance; Warranty Claims
        Schedule 2.20       Employee Relations
        Schedule 2.21       Intellectual Property
        Schedule 2.22       Benefit Plans
        Schedule 2.23       Confidentiality Agreements
        Schedule 2.25       Environmental Matters
        Schedule 4.5        ADLT Non-Subsidiary Equity Investments
        Schedule 4.7        ADLT Required Consents
        Schedule 9.1        Special Indemnity Survival Periods



                                       vi

[Pursuant to Item 601(b)(2), certain Exhibits and Schedules have been omitted. The Registrant agrees to provide a copy of any such Exhibit or Schedule supplementally to the Securities and Exchange Commission upon request.]

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") entered into as of the 19th day of December, 1997 by and among Advanced Lighting Technologies, Inc., an Ohio corporation ("ADLT"), Ruud Lighting, Inc., a Wisconsin corporation ("RLI"), and Alan J. Ruud ("Ruud"), Theodore O. Sokoly ("Sokoly"), Donald Wandler ("Wandler"), Christopher A. Ruud and Cynthia A. Johnson (Ruud, Sokoly, Wandler, Christopher A. Ruud and Cynthia A. Johnson are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders");

                                   WITNESSETH:

                  WHEREAS, the Shareholders own 10,500 shares (the "RLI Shares") of common stock of RLI, par value $1.00 per share ("RLI Common Stock"), which shares represent 100% of the issued and outstanding shares of capital stock of RLI; and

                  WHEREAS, ADLT desires to acquire from the Shareholders, and the Shareholders desire to sell to ADLT, the RLI Shares in consideration for cash in the amount of $35,500,000 and three million shares (the "ADLT Shares") of common stock of ADLT, par value $.001 per share ("ADLT Common Stock"), all under and subject to the terms and conditions set forth herein,

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1
                                 THE TRANSACTION

                  Section 1.1 PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, the Shareholders shall sell, assign, transfer and deliver to ADLT at the Closing (as defined in Section 1.5 below), and ADLT shall purchase from the Shareholders at the Closing, the RLI Shares in exchange for the Purchase Price (as defined in Section 1.2 below).

                  Section 1.2 PURCHASE PRICE. As used herein, "Purchase Price" means (i) $35,500,000 in cash plus (ii) 3 million shares of ADLT Common Stock (the "ADLT Shares").

                  Section 1.3 ANTI-DILUTION. If between the date hereof and Closing the issued and outstanding shares of ADLT Common Stock shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction with a record or effective date within such period, the term "ADLT Shares" shall mean the number of shares of ADLT Common Stock which a record holder of three million shares of ADLT Common Stock prior to such transaction would own or be entitled to receive after the consummation of such transaction.

                  Section 1.4 PAYMENT OF PURCHASE PRICE. ADLT shall deliver to each of the Shareholders on the Closing Date (i) a certificate representing the number of ADLT Shares prepared by ADLT's transfer agent and (ii) the amount in cash by wire transfer, or, if permitted by Section 1.6(c)ii, certified or bank checks payable to the order of each Shareholder, each as set forth opposite such Shareholder's name on Schedule 1.4. Upon such deliveries, the Purchase Price shall be paid in full, subject to the adjustment provided for in Section 1.7 below. When reference in this Agreement is made to the RLI Shares, the ADLT Shares or the Purchase Price with respect to any individual Shareholder, such reference shall be to the number of RLI Shares or ADLT Shares or the portion of the cash Purchase Price set forth opposite such Shareholder's name in Schedule 1.4, as adjusted pursuant to Section 1.3.

                  Section 1.5 CLOSING. The closing hereunder (the "Closing") shall take place at the offices of Cowden, Humphrey & Sarlson Co., L.P.A., 1414 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113, or such other place as shall be agreed by RLI and ADLT, on January 2, 1998, effective at 12:01 a.m. on January 2, 1998, except that if all of the conditions to closing under Article 7 shall not have been satisfied on or before January 2, 1998, then closing shall take place within six business days after all of the conditions to Closing under
Article 7 shall have been satisfied or waived in writing, at 10:00 a.m. local time or at such other time, date or place as the parties hereto agree (the date of the Closing is sometimes referred to herein as the "Closing Date").

                  Section 1.6 DELIVERIES AND PROCEEDINGS AT CLOSING.

                  (a) DELIVERIES BY THE SHAREHOLDERS. Each Shareholder shall deliver or cause to be delivered to ADLT at the Closing and shall cause RLI to deliver the documents required by (b) below:

                  i. Certificates representing such Shareholder's RLI Shares, duly endorsed or with stock powers duly executed in blank with all transfer taxes, if any, paid in full;

                  ii. General Releases in substantially the form set forth in Exhibit A, duly executed by each of the Shareholders;

                  iii. Individual Employment Agreements in substantially the forms set forth in Exhibit B, duly executed by Ruud, Sokoly, Wandler, Susan Ruud, Christopher A. Ruud and Jason Johnson; and

                  iv. Such other documents and agreements as ADLT may reasonably request.

                  (b) DELIVERIES BY RLI. RLI shall deliver or cause to be delivered to ADLT at the Closing:

                  i. Certificate of status of RLI, issued by the Wisconsin Department of Financial Institutions within 20 days prior to Closing, in substance reasonably satisfactory to ADLT;

                  ii. An incumbency and specimen signature certificate signed by the officers of RLI and certified by the Secretary of RLI;

                  iii. A true and correct copy of the Articles of Incorporation (and all amendments thereto) of RLI in effect as of the Closing Date certified by the Wisconsin Department of Financial Institutions and the By-Laws of RLI (together with all amendments thereto) certified by the Secretary of RLI;

                  iv. Resolutions of the Board of Directors of RLI authorizing the execution and delivery of this Agreement and each Other Agreement to which it is a party and the performance by RLI of the transactions contemplated hereby and thereby, certified by the Secretary of RLI;

                  v. A certificate dated the Closing Date certifying to the fulfillment of the conditions set forth in
                           Section 7.2 hereof;

                  vi. An opinion of Reinhart Boerner Van Deuren Norris & Rieselbach, S.C. in substantially the form attached hereto as Exhibit C;

                  vii. The minute books, stock ledgers and corporate seal of RLI and each Subsidiary and all share certificates of each Subsidiary representing shares of capital stock of such Subsidiary owned by RLI; and

                  viii. Such other agreements and documents as ADLT may reasonably request.

                  (c) DELIVERIES BY ADLT. ADLT shall deliver or cause to be delivered to the Shareholders at the Closing:

                  i. To each Shareholder, a certificate representing the ADLT Shares registered in the name of such Shareholder in the name and at the address set forth on Schedule 1.4 for purposes of ADLT's stock transfer records and using the Social Security Number set forth on Schedule 1.4, such share certificates shall bear restrictive legends in substantially the form set forth on Schedule 1.6B;

                  ii. To each Shareholder, a confirmation of a wire transfer made in accordance with written instructions provided by such Shareholder, provided however, that if such instructions are not provided three business days prior to the

                           Closing, ADLT may deliver a certified or bank check, payable to the order of such Shareholder, in either case, in the amount set forth on Schedule 1.4;

                  iii. Duly executed copies of such other documents and agreements provided for herein;

                  iv. A Good Standing certificate of ADLT issued within 20 days prior to Closing certified by the Secretary of State of the State of Ohio, in form reasonably satisfactory to RLI;

                  v. An incumbency and specimen signature certificate signed by the officers of ADLT and certified by the Secretary of ADLT;

                  vi. A true and correct copy of the Restated Articles of Incorporation (and all amendments thereto) of ADLT in effect as of the Closing Date certified by the Secretary of State of the State of Ohio and the Code of Regulations of ADLT (together with all amendments thereto) certified by the Secretary of ADLT;

                  vii. Resolutions of the Board of Directors of ADLT authorizing the execution and delivery of this Agreement and each Other Agreement to which it is a party and the performance of the transactions contemplated hereby and thereby, certified by the Secretary of ADLT;

                  viii. A certificate dated the Closing Date of an officer of ADLT certifying to the fulfillment of the conditions set forth in Section 7.3;

                  ix. The opinion of Cowden, Humphrey & Sarlson Co., L.P.A. in substantially the form attached as Exhibit D;

                  x. A Loan Agreement, in substantially the form attached as Exhibit E, relating to loans to be made available to the Shareholders in an amount up to a portion of their tax liability resulting from the transaction, duly executed by ADLT;

                  xi. A Registration Rights Agreement, in substantially the form attached as Exhibit F, relating to piggy back registration rights of Shareholders (and their permitted transferees) after the Restricted Period, as defined in Section 5.8, duly executed by ADLT;

                  xii. Employment Agreements, in substantially the forms set forth as Exhibit A, relating to the employment of Ruud, Sokoly, Wandler, Susan Ruud, Christopher A. Ruud and Jason Johnson, duly executed by ADLT;

                  xiii. Stock option grant resolution, with respect to the grant of options to purchase 800,000 shares of ADLT Common Stock pursuant to the Stock Option Plan (as defined in Section 6.5), in form reasonably satisfactory to RLI;

                  xiv. A copy of the Stock Option Plan certified by the Secretary of ADLT; and

                  xv. Such other documents and agreements as RLI shall reasonably request.

                  Section 1.7 PURCHASE PRICE ADJUSTMENT.

                  (a) As promptly as practicable after the Closing Date, but in any case, prior to February 15, 1998, RLI, with the assistance of Ernst & Young LLP, shall, at the sole expense of RLI, prepare and deliver to ADLT a statement of Closing net worth of RLI as of the Closing Date (the "Closing Statement of Net Worth") prepared in accordance with the procedures set forth on Schedule
1.7. Except as provided in Schedule 2.7, the Closing Statement of Net Worth shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with past practice and shall present fairly the net worth of RLI as of the Closing Date. Based on the Closing Statement of Net Worth, (i) if the net worth of RLI exceeds the Target Net Worth, ADLT shall pay each Shareholder, his or her Pro Rata Share of the difference and (ii) if the net worth of RLI is less than the Target Net Worth, each Shareholder shall each pay ADLT his or her Pro Rata Share of the difference. In either case, such payment shall include interest on such difference from the Closing Date to the date of payment at the rate of interest publicly announced by The Bank of New York in New York from time to time as its "Prime Rate." As used herein, the "Target Net Worth" shall equal $15,563,592 LESS $1,500,000 PLUS the "December net income" or LESS the "December net loss." For purposes hereof, the "December net income" shall mean the net income of RLI, if any, in accordance with GAAP consistently applied, for the period from December 1, 1997 to the Closing Date. For purposes hereof, the "December net loss" shall mean the net loss of RLI, if any, in accordance with GAAP consistently applied, for the period from December 1, 1997 to the Closing Date. As used herein, Pro Rata Share means, with respect to any Shareholder, the number of RLI Shares held by such Shareholder, as set forth on Schedule 1.4, divided by 10,500. Such difference and the interest payable thereon is referred to hereinafter as the "Adjustment to Purchase Price."

                  (b) If ADLT disputes the accuracy of the Closing Statement of Net Worth in any respect, it shall so notify the Shareholders within ten days of receipt of the Closing Statement of Net Worth of its disagreement, indicating the items which are being disputed (the "Disputed Items") and the reasons for such dispute. If ADLT fails to notify the Shareholders as provided in the preceding sentence, payment of the Adjustment to Purchase Price shall be due and payable not later than fifteen days after receipt by ADLT of the Closing Statement of Net Worth. ADLT and the Shareholders shall make a good faith effort to resolve any Disputed Items, but if they are unable to do so, the remaining Disputed Items shall be presented to Arthur Andersen LLP or another firm of independent public accountants mutually acceptable to ADLT and the Shareholders (the "Accountants"), to make a final written determination with respect to the correctness of each remaining Disputed Item. The Accountants shall make such determination within thirty days after the dispute is submitted to them, and their determination shall be final and binding upon the parties. The party that is required to pay the Adjustment to Purchase Price shall pay the other party such amount not later than five days after receipt of the Accountants' determination. One-half the fees and expenses of the Accountants in rendering the above opinion shall be payable by ADLT and one-half shall be payable by the Shareholders.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                           OF THE SHAREHOLDERS AND RLI

                  The Shareholders and RLI, jointly and severally, represent and warrant to ADLT as set forth in this Article 2.

                  Section 2.1 TITLE TO RLI SHARES. Each Shareholder is the record holder of the number of shares set forth opposite such Shareholder's name on Schedule 1.4.

                  Section 2.2 ORGANIZATION AND QUALIFICATION. RLI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Wisconsin, has requisite corporate power and authority to own or lease its property as now owned or leased and to conduct the Business (as defined in Section 2.12) as it is now conducted. As used herein, the term "Person" means any person, corporation, association, partnership, limited liability company, trust, business trust, joint venture, unincorporated organization or any other legal entity and the term "Other Agreement" with respect to any party shall mean the other agreements and documents contemplated hereby to be executed and delivered by such party or any Affiliate thereof on or before the Closing. Except as set forth in Schedule 2.2, RLI is duly qualified to transact business and is in good standing as a foreign corporation in those jurisdictions set forth on Schedule 2.2, which are the only jurisdictions wherein the conduct of its business or leasing of property requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on RLI. As used herein, "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

                  Section 2.3 SHARES; CAPITALIZATION. The authorized capital stock of RLI consists solely of 56,000 shares of Common Stock, $1.00 par value per share, of which 10,500 shares are issued and outstanding. Except as set forth on Schedule 2.3, there are no Securities Rights with respect to any RLI Shares nor are there any securities convertible into or exchangeable for any RLI Common Stock or any other Security Rights with respect to any unissued RLI Common Stock. "Securities Right" means any option, warrant, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to any RLI Shares. "Security Right" means any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting rights with respect to any capital stock of the issuer, whether issued or unissued, or any other security convertible into or exchangeable for capital stock of the issuer conferred by statute, by the issuer's governing documents or by agreement, including any subscription right, option, preemptive purchase right or registration right. All of the RLI Shares are (a) validly issued, fully paid and nonassessable, except as set forth in Wisconsin statutes section 180.0622(b)(b), as interpreted, (b) were not issued in violation of the terms of any agreement or other understanding of RLI, and (c) were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations.

                  Section 2.4 NO SUBSIDIARIES. Except for Ruud Australia, LLC, RLI has no direct or indirect subsidiaries. Except as set forth on Schedule 2.4, RLI does not own, directly or indirectly, any partnership, equity, profit, participation or similar ownership interest in any corporations, partnerships, joint ventures, trusts, unincorporated organizations, associations or similar entities. The term "subsidiary" (or its plural) as used in this Agreement with respect to RLI, ADLT or any other Person shall mean any corporation, partnership, joint venture or other legal entity of which RLI, ADLT or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, greater than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  Section 2.5 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by RLI of this Agreement has been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by RLI and constitutes, and each Other Agreement which is to be executed and delivered by RLI, when executed and delivered by RLI, shall constitute, the legal, valid and binding obligation of RLI, enforceable against RLI in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          Section 2.6 NO VIOLATION OF LAWS OR AGREEMENTS. Except as set forth on Schedule 2.6, none of the execution and delivery of this Agreement or any Other Agreement, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by the Shareholders or RLI will: (i) contravene any provision of the charter or bylaws of RLI, (ii) conflict with, result in a breach of or constitute a default or an event of default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any term, condition or provision of, or result in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any material license or franchise, or any other Contract, to which RLI is a party or by which

RLI's assets may be bound or affected, (iii) violate any Law (as defined in Section 2.16) or violate any judgment or order of any court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality, whether federal, state, local or foreign ("Governmental Body") to which RLI is subject, (iv) result in the creation or imposition of any Encumbrance upon any RLI Common Stock or the assets of RLI or give to others any interests or rights therein, or
(v) result in the maturation or acceleration of any indebtedness of RLI for borrowed money in excess of $200,000 (or give others the right to cause such a maturation or acceleration). Except as may be required by the U.S. Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), and except as set forth on Schedule 2.6 (collectively, the "Consents"), no material consent, approval, declaration or authorization of, or registration or filing with, any Person (including any Governmental Body) is required in connection with the execution and delivery by RLI of this Agreement or the Other Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby by RLI. "Encumbrance" or "Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  Section 2.7 FINANCIAL STATEMENTS. The Shareholders have previously delivered to ADLT (a) the audited balance sheets, income statements and retained earnings and statements of cash flows for RLI, together with the accompanying footnotes, for the twelve month periods ("Audited Annual Statement") ended November 30, 1996 and 1995 and (b) unaudited balance sheets, income statements and retained earnings and statements of cash flows for RLI, together with the accompanying footnotes, for the eleven month period ending October 28, 1997 (the balance sheet as of October 28, 1997 is sometimes referred to herein as the "Interim Balance Sheet") (all of the foregoing referred to herein collectively as the "RLI Financial Statements"). The RLI Financial Statements have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods (except for changes required as a result of changes in GAAP and, with respect to the Interim Financial Statements, the absence of notes and for normal year-end adjustments) and fairly present in all material respects the financial condition, assets and liabilities and results of operations and cash flows of RLI in accordance with GAAP at the dates and for the periods indicated. When delivered to ADLT, the Audited Annual Statement for the twelve month period ending November 30, 1997, will have been prepared in accordance with GAAP on a consistent basis throughout the periods of such financial statement and the periods of the RLI Financial Statements (except for changes required as a result of changes in GAAP) and will fairly present in all material respects the financial condition, assets and liabilities and results of operations and cash flows of RLI in accordance with GAAP at November 30, 1997 and for the twelve months then ended.

                  Section 2.8 UNDISCLOSED LIABILITIES. Except as disclosed in the RLI Financial Statements and as otherwise disclosed in Schedule 2.8 hereto, RLI has no Liabilities, other than Liabilities incurred in the ordinary course of business since the date of the Interim Balance Sheet. For purposes hereof, "Liabilities" means material liabilities of any nature whatsoever (whether absolute, fixed, contingent or otherwise), whether due or to become due, whether incurred directly or by any predecessor, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition.

                  Section 2.9 NO CHANGES. Except as set forth in Schedule 2.9A, since November 30, 1996, there has not been any declaration or payment of any dividend or other distribution on or with respect to, or redemption or purchase by RLI, of any shares of RLI Common Stock, including any of the RLI Shares, other than Permitted Dividends. Since October 28, 1997, except as set forth in
Schedule 2.9A, there has been no (a) material adverse change in the financial condition, assets, Liabilities, net worth, Business or, to the knowledge of the Shareholders or RLI, prospects of RLI; (b) damage or destruction to any material asset of RLI, not covered by insurance; (c) increase in the salary, wage or bonus of any (i) officer of RLI or (ii) other employee of RLI which exceed, in the aggregate, $100,000; (d) asset acquisition or expenditure, including capital expenditure, in excess of $200,000 in the aggregate which is not reflected on the Interim Balance Sheet; (e) amendment to any RLI Plan which would be reasonably expected to increase the annual expense of RLI in respect of such RLI Plan by an amount in excess of $100,000; (f) disposition of any assets (other than inventory, the Excess Real Estate or Permitted Dividends) in the aggregate for more than $100,000; or (g) agreement or commitment to do any of the foregoing. The term "Permitted Dividends" shall mean aggregate dividends and/or distributions made on or after November 30, 1996, consisting of (i) the total of: (A) the amount of net income of RLI for the twelve months ended November 30, 1997, as shown in the 1997 financial statements of RLI prepared in accordance with GAAP (excluding any net income from the sale of the Excess Real Estate), on a basis consistent with the RLI Financial Statements, and (B) $1,500,000, and
(ii) a distribution of the real estate described in Schedule 2.9B (the "Excess Real Estate") or the proceeds of the sale of Excess Real Estate.

                  Section 2.10 TAX MATTERS.

                  (a) RLI is now, and for all periods since December 1, 1986, has been, a corporation which has elected to be taxed in accordance with Subchapter S of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  (b) RLI has filed all foreign, federal, state and local tax returns ("Tax Returns") that are required to be filed or has requested extensions thereof (except in any case in which failure to so file would not have a material adverse effect on RLI) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty which is reflected as a Liability on the Closing Statement of Net Worth or which is currently being contested in good faith and the failure to pay would not have a material adverse effect on RLI.

                  (c) RLI has not received from the Internal Revenue Service or from any other tax authority from any state, foreign, county, local or other jurisdiction a notice of underpayment of Taxes, a proposed assessment of Tax, a proposed adjustment to any Tax return filed or other deficiency that is pending or has not been paid or resolved.

                  (d) Neither RLI nor any Affiliate of RLI has waived restrictions on assessment or collection of Taxes or executed a waiver or consented to the extension of any statute of limitations for federal income or other Tax Liability that remains outstanding. Except as set forth on Schedule 2.10, neither RLI nor any RLI Affiliate in respect of RLI has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or 162(m).

                  Section 2.11 RECEIVABLES; INVENTORY.

                  (a) RECEIVABLES. Schedule 2.11 discloses all trade and other accounts receivable of RLI ("Receivables") outstanding as of October 28, 1997 presented on an aged basis and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether disclosed on Schedule 2.11 or created after October 28, 1997, arose from bona fide sale transactions of RLI, and except as disclosed on Schedule 2.11, to the knowledge of the Shareholders, no portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute.

                  (b) INVENTORY. The inventories of RLI are sufficient to permit the conduct of the RLI Business in the ordinary course of business immediately following the Closing in the manner in which the RLI Business is presently conducted.

                  Section 2.12 BUSINESS; ASSETS. RLI is engaged in the business of manufacturing lighting systems and direct marketing lighting systems and lighting system components to commercial, industrial and retail users (collectively, the "Business"). RLI's equipment and RLI's buildings, fixtures, improvements, machinery, equipment, tools, furniture, improvements and tangible personal property, including those reflected on the Interim Balance Sheet, are in good operating condition and repair (reasonable wear and tear excepted). RLI has good and marketable title to all of its personal property and none of such personal property is subject to any Encumbrance except Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" means liens for governmental charges that are not yet due and payable, Encumbrances identified in Schedule
2.12 and Encumbrances which do not materially and adversely affect the value of such property (and are not reflected on the Interim Balance Sheet) and do not interfere materially with the use made of such property by RLI. Schedule 2.12 identifies any material asset of RLI that is not located on property owned or leased by RLI, other than vehicles owned or leased by RLI.

                  Section 2.13 LITIGATION. Except as set forth on Schedule 2.13, there are no actions, suits, investigations, claims or proceedings of any nature or kind whatsoever ("Litigation") pending, to which RLI is a party or to which any of its assets are subject, or, to the knowledge of the Shareholders or RLI, threatened against RLI or its assets, which could reasonably be expected to (i) result in a liability, or the impairment of any asset, in excess of $100,000, in any individual instance or in excess of $250,000, in the aggregate, or (ii) materially and adversely affect the Business or the operations of RLI or the transactions contemplated by this Agreement or any Other Agreement. There are no outstanding judgments, decrees or orders of any Governmental Body against or affecting RLI, the RLI Shares, the Business or RLI's assets. RLI has not commenced and does not have pending any material action, suit or proceeding against any third party, except as set forth on Schedule 2.15. Except as set forth in Schedule 2.13, RLI has not been a party to any other Litigation during the past three years which has or had a material adverse effect on the Business.

                  Section 2.14 CONTRACTS; COMPLIANCE.

                  (a) Disclosed on Schedule 2.14 is a list of each contract, lease, indenture, mortgage, instrument, commitment or other agreement, to which RLI is a party or by which it or its assets may be affected with respect to which RLI has continuing Liability and that (i) involves the purchase, sale or lease of any asset, materials, supplies, inventory or services in excess of $200,000 per year; (ii) relates to the borrowing or lending of any money or guarantee of any obligation in excess of $200,000; (iii) limits the right of RLI to compete in any line of business; (iv) is an employment or consulting contract involving the payment of compensation and benefits in excess of $100,000 per year; or (v) involves the pending or former purchase or sale of any material business (each, a "Contract" and, collectively, the "Contracts"), but excluding
(A) any Contract that is terminable with no continuing Liability by RLI on no greater than 60 days notice and (B) purchase orders entered into by RLI in the ordinary course of business. Schedule 2.14 discloses any outstanding stand-by letters of credit issued for the account of RLI in excess of $100,000, in any instance or in excess of $250,000 in the aggregate (the "Letters of Credit").

                  (b) Each Contract is a legal, valid and binding obligation of RLI and is in full force and effect. Except as disclosed on Schedule 2.14, RLI and, to the knowledge of RLI or the Shareholders, each other party to each Contract has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and, to the knowledge of RLI or the Shareholders, no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any Person the right to cause such a termination or would cause an acceleration of any obligation thereunder. Without limiting the foregoing, except as disclosed on
Schedule 2.14, RLI is in compliance with its loan covenants set forth in its construction note and its finishing equipment note, with Bank One.

                  Section 2.15 PERMITS. RLI holds and is in compliance in all material respects with all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under all Laws, in connection with the operation of RLI's assets and the Business (collectively, the "Permits") and each of such Permits is in full force and effect, except for any failure to comply which would not have a material adverse effect on RLI. No notice of (a) cancellation of or default, dispute or complaint concerning any Permit or (b) any event, condition or state of facts described in the preceding sentence, has been received by RLI, in either case, which would reasonably be expected to have a material adverse effect on RLI.

                  Section 2.16 COMPLIANCE WITH LAWS. RLI has received no notice that it is and, to the knowledge of RLI and the Shareholders, RLI is not, in violation in any material respect of any applicable foreign, federal, state and local statutes, laws, ordinances, rules or regulations (collectively, "Laws"), and, to the knowledge of RLI or the Shareholders, no event has occurred or condition or state of facts exists that could give rise to any such violation.

                  Section 2.17 REAL PROPERTY. Schedule 2.17 sets forth a correct list of all real properties currently owned ("Owned Real Property") or leased by RLI or in which RLI has an interest (including options) ("Leased Real Property," collectively, the "Real Property"). RLI has good and marketable title in fee simple to all Owned Real Property. Except as described in Schedule 2.17, there are no leases, subleases, tenancies or other rights of occupancy affecting all or any part of the Owned Real Property, and RLI has not granted any options to purchase or otherwise acquire, and there are no outstanding offers to purchase, all or any part of the Owned Real Property. RLI has previously delivered to ADLT correct and complete copies of all leases with respect to Leased Real Property. RLI has not received any written or oral notice of assessments for public improvements or condemnation against any Real Property.

                  Section 2.18 TRANSACTIONS WITH RELATED PARTIES. Except as disclosed on Schedule 2.18, no Related Party (as hereafter defined) has directly or indirectly:

                  (a) Any interest in any property or assets used or owned by RLI (other than ownership of the RLI Shares);

                  (b) Any agreement or plan providing for payment or vesting (or acceleration of either) of property, severance benefits or other benefits that are contingent on the transactions contemplated by this Agreement or conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment or the value of any of the benefits which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) Become a party to any Contract or has any agreement or understanding of any nature with any party to any Contract with regard to such Contract; or

                  (d) An economic interest in any of RLI's suppliers, vendors or customers other than the ownership of no more than 5% of the outstanding voting stock of a publicly traded corporation.

As used herein, the term "Related Party" means (i) the Shareholders, (ii) any Affiliate of the Shareholders, (iii) any officer or director of RLI and (iv) any spouse or other member of the immediately family of any natural person identified in preceding clauses. Without limiting the foregoing, (A) Schedule
2.18 identifies any assets, arrangements or services to which RLI is a party or with respect to which RLI benefits that will have to be replaced or would be materially adversely affected after Closing because RLI will after Closing no longer be owned directly by the Shareholders and (B) Schedule 2.18 identifies any and all assets (including insurance claims files, legal files, accounting information, tax returns, etc.) of RLI in the possession of any of the Shareholders.

                  Section 2.19 INSURANCE. Schedule 2.19 sets forth a complete list of all policies of insurance (collectively, the "Insurance Policies") of which RLI is the owner, insured or beneficiary or programs of self insurance and identifies whether such policies are claims made or occurrence policies. Except as set forth on Schedule 2.19, all premiums under the Insurance Policies have been paid in accordance with the terms of the policies and there are no deposits or other amounts for the benefit of RLI held by any third party relating to any insurance or self insurance program of RLI. There have been no defaults with respect to any provision contained in any such Insurance Policies, nor has there been any failure to give any notice or present any unresolved claim under any such policies in a timely fashion or in the manner or detail required by the Insurance Policies. Since November 30, 1996, no notice of cancellation or non-renewal with respect to, or disallowance of any unresolved claim under, or material increase of the premium for any such insurance policy has been received by RLI except in the ordinary course of business. Schedule 2.19 describes any program of self-insurance maintained by RLI or by any Affiliate of RLI for or on behalf of RLI. All of RLI's environmental pollution insurance coverage policies are identified on Schedule 2.19.

                  Section 2.20 EMPLOYEE RELATIONS. No employee of RLI is represented by any union or other labor organization. Except as set forth in
Schedule 2.20, no representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown or stoppage is pending or, to the knowledge of RLI or the Shareholders, threatened against, involving, affecting or potentially affecting RLI which would reasonably be expected to have material adverse effect on RLI. No complaint against RLI is pending or, to the knowledge of RLI or the Shareholders, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of RLI, which, if decided adversely to RLI, would have a material adverse effect on RLI. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation under any contract to which RLI or any Affiliate of RLI is a party or under any Law.

                  Section 2.21 PATENTS AND INTELLECTUAL PROPERTY RIGHTS.

                  (a) Schedule 2.21 contains a complete list of all trademark rights, trademark applications, trademark registrations, service marks, trade names and brand names, copyright registrations and copyright applications, letters patent, patent applications, logos and licenses (except for licenses not material to the Business) used in the Business including the expiration dates, if any, of each such intellectual property right.

                  (b) RLI owns or possesses, or can acquire on reasonable terms, the right to use, in the manner and geographic area currently used, (i) the intellectual property rights identified pursuant to subparagraph (a) above and
(ii) any other processes, know-how and related know-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, shop and royalty rights and other similar types of proprietary intellectual property, and all research and development related to the Business (collectively, "Intellectual Property Rights") currently used in the Business and RLI has not received any notice of, nor does it have any reasonable belief that its use constitutes, a material infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or Business of RLI.

                  Section 2.22 BENEFIT PLANS.

                  (a) BENEFIT PLANS; RLI PLANS. Schedule 2.22 discloses all written "employee benefit plans" within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder ("ERISA"), and any other written profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "Benefit Plan"), whether or not funded, (i) currently maintained or sponsored by RLI, (ii) with respect to which RLI (or the Shareholders with respect to RLI) has or may have Liability or is obligated to contribute, (A) that otherwise covers any of the current or former employees of RLI or its Affiliates or (B) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "RLI Plan"). Neither RLI nor any of its Affiliates now maintains or contributes to, or has ever maintained, contributed to or been obligated to contribute to, any employee pension benefit plan as defined in Section 3(2) of ERISA, whether a defined benefit plan or a defined contribution plan, or a plan defined in Section 3(27) of ERISA.


                   (b) RLI GROUP MATTERS; FUNDING. Neither RLI nor any corporation that may be aggregated with RLI under Sections 414(b), (c), (m) or
(o) of the Code (the "RLI Group") has any obligation to contribute to or any direct or indirect Liability under or with respect to any Benefit Plan of the type described in Sections 4063 and 4064 of ERISA or Section 413(c) of the Code. RLI does not have any Liability, and after the Closing RLI will not have any Liability, with respect to any Benefit Plan of any other member of the RLI Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), withdrawal Liability or otherwise which Liability is material to RLI. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) exists nor has any funding waiver from the IRS been received or requested with respect to any RLI Plan or any Benefit Plan of any member of the RLI Group and no excise or other Tax is due or owing because of any failure to comply with the minimum funding standards of the Code or ERISA with respect to any of such plans and which would have a material adverse effect on RLI.

                   (c) COMPLIANCE. To the knowledge of RLI or the Shareholders, and except as such non-compliance would not have a material and adverse effect on RLI, each of the RLI Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable Laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto.

To the knowledge of RLI or the Shareholders, no RLI Plan is or is proposed to be under audit or investigation, and no completed audit of any RLI Plan has resulted in the imposition of any Tax, fine or penalty.

                   (d) QUALIFIED PLANS. Schedule 2.25 discloses each RLI Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income Tax under Section 501(a) of the Code (a "Qualified Plan"). With respect to each Qualified Plan, a determination letter (or opinion or notification letter, if applicable) covering the U.S. Tax Reform Act of 1986 and later Code changes for which the remedial amendment period has not closed has been received from the IRS that such plan is qualified under
Section 401(a) of the Code and exempt from federal income Tax under Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter. To the knowledge of RLI or the Shareholders, no member of RLI Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

                   (e) NO DEFINED BENEFIT PLANS. No RLI Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA (a "Defined Benefit Plan"). No Defined Benefit Plan sponsored or maintained by any member of RLI Group has been terminated or partially terminated after September 1, 1974. During the five year period ending on the Closing Date, no member of RLI Group has transferred a Defined Benefit Plan to a corporation that was not, at the time of transfer, related to the transferor in any manner described in Sections 414(b), (c), (m) or (o) of the Code.

                   (f) MULTIEMPLOYER PLANS. No RLI Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). No member of RLI Group has withdrawn from any Multiemployer Plan or incurred any withdrawal Liability to or under any Multiemployer Plan. No RLI Plan covers any employees of any member of RLI Group in any foreign country or territory.

                   (g) PROHIBITED TRANSACTIONS; FIDUCIARY DUTIES; POST-RETIREMENT BENEFITS. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any RLI Plan exists or has occurred that could subject RLI to any Liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. Neither RLI nor, to the knowledge of RLI or the Shareholders, any administrator or fiduciary of any RLI Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject RLI to any Liability for a breach of fiduciary or other duty under ERISA or any other applicable Law. With the exception of the requirements of Section 4980B of the Code and except as disclosed on Schedule 2.22, no post-retirement benefits are provided under any RLI Plan that is a welfare benefit plan as described in ERISA Section
3(1).

                  Section 2.23 FINDER'S FEES. Neither the Shareholders nor RLI nor any of RLI's officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein. Neither the Shareholders nor RLI nor any of RLI's officers, directors or employees has made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

                  Section 2.24 CONFIDENTIALITY AGREEMENTS. Schedule 2.24 sets forth a true, correct and complete list of all confidentiality agreements to which RLI is a party.

                  Section 2.25 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as described on Schedule 2.25, RLI (i) is in compliance with any applicable Law relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including common law nuisance, property damage and similar common law theories ("Environmental Law"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its Business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on RLI.

                  Section 2.26 ENVIRONMENTAL LIABILITIES. To the knowledge of RLI or the Shareholders, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on RLI.

                  Section 2.27 DISCLOSURE. None of the representations or warranties of the Shareholders or RLI contained herein and none of the information contained in the Schedules referred to in Article 2 is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

                  Each Shareholder, severally and not jointly, represents and warrants to ADLT, with respect to such Shareholder's RLI Shares, as follows:

                  Section 3.1 TITLE TO RLI SHARES. (a) Except as set forth on
Schedule 3.1, such Shareholder has legal, valid, beneficial and exclusive title to his or her RLI Shares, free of all Encumbrances, and (b) upon delivery of such RLI Shares at Closing against receipt of the Purchase Price to be delivered to such Shareholder, ADLT shall acquire legal and valid title to such RLI Shares, free of all Encumbrances. Such Shareholder exclusively holds all rights and powers to vote his or her RLI Shares.

                  Section 3.2 AUTHORIZATION AND ENFORCEABILITY. This Agreement has been duly executed and delivered by such Shareholder and constitutes, and each Other Agreement which is to be executed and delivered by such Shareholder, when executed and delivered by such Shareholder, shall constitute the legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  Section 3.3 NO VIOLATION OF LAWS OR AGREEMENTS. None of the execution and delivery of this Agreement or any Other Agreement, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by the Shareholders or RLI will: (i) conflict with, result in a breach of or constitute a default or an event of default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any term, condition or provision of, or result in the termination or loss of any right (or give others the right to cause such a termination or loss) under any license, franchise, mortgage or other contract, agreement or instrument to which such Shareholder is a party or by which such Shareholder's assets may be bound or affected, or (ii) result in the creation, maturation or acceleration of any Liability or obligation of such Shareholder. Except as may be required by the HSR Act, no consent, approval, declaration or authorization of, or registration or filing with, any Person (including any Governmental Body) is required in connection with the execution and delivery by such Shareholder of this Agreement or the Other Agreements to which he or she is a party and the consummation of the transactions contemplated hereby and thereby by such Shareholder.

                  Section 3.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. Such Shareholder confirms he or she is acquiring the ADLT Shares solely for his or her own account for investment, not as a nominee or agent and not with a view to the resale or distribution of any part thereof and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the ADLT Shares.

                  Section 3.5 RESTRICTED SECURITIES.

                  (a) Such Shareholder understands that the issuance and sale of the ADLT shares pursuant to this Agreement have not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, that the ADLT Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they will be initially acquired from ADLT in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Shareholder represents that he or she is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  (b) Such Shareholder further understands that the transfer of the ADLT Shares is further limited by the terms of this Agreement and that transfers of the ADLT Shares are generally not permitted prior to the second anniversary of the Closing Date without the consent of ADLT, which consent is in the sole and absolute discretion of ADLT.

                  Section 3.6 DISCLOSURE OF INFORMATION. Such Shareholder represents he or she has had an opportunity to ask questions of and receive answers from ADLT regarding ADLT and its business. Such Shareholder believes he or she has received all the information he or she considers necessary or appropriate for deciding whether to acquire the ADLT Shares.

                  Section 3.7 INVESTMENT EXPERIENCE. Such Shareholder acknowledges he or she is able to fend for himself or herself, can bear the economic risk of his or her investment and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits of acquiring the ADLT Shares.

                  Section 3.8 ACCREDITED INVESTOR. Such Shareholder represents he or she is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act, as presently in effect.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF ADLT

                  ADLT represents and warrants to the Shareholders as follows:

                  Section 4.1 TITLE TO ADLT SHARES. Upon delivery of the ADLT Shares at Closing against receipt of the RLI Shares, each Shareholder shall acquire legal and valid title to his or her ADLT Shares free of any Encumbrances.

                  Section 4.2 SECURITIES. ADLT is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act. ADLT understands that the RLI Shares have not been registered under the Securities Act or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by ADLT in this Agreement. ADLT understands that the RLI Shares are "restricted securities" under the Securities Act. ADLT confirms that it is acquiring the RLI Shares for its own account for investment, and not as a nominee or agent and not with a view to the resale or distribution of any part thereof and ADLT has no present intention of selling, granting a participation in or otherwise distributing the same, except that ADLT may pledge the RLI Shares to its lender or transfer the RLI Shares to an Affiliate of ADLT. ADLT does not have any undertaking, agreement or arrangement with any Person to sell, transfer or grant a participation to such Person or any third person, with respect to any of the RLI Shares, other than a pledge of the RLI Shares to ADLT's lender.

                  Section 4.3 ORGANIZATION. ADLT has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own or lease its property as now owned or leased and to conduct its business as it is now conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on ADLT and its subsidiaries, taken as a whole.

                  Section 4.4 SHARES; CAPITALIZATION. The authorized capital stock of ADLT consists of (i) 80,000,000 shares of ADLT Common Stock, of which there are issued and outstanding 16,446,943 shares plus (A) shares issued upon exercise of options under ADLT's 1995 Incentive Compensation Plan and ADLT's 1997 Employee Stock Purchase Plan since September 22, 1997 and (B) shares issued upon the prior written consent of RLI pursuant to Section 6.1 hereof, and (ii) 1,000,000 shares of Preferred Stock, $.001 par value, none of which is issued and outstanding. On the Closing Date, the ADLT Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, ADLT's Articles of Incorporation or Regulations or any agreement to which ADLT is a party or is bound.

                  Section 4.5 SUBSIDIARIES. Each subsidiary of ADLT has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and the Annual Report (as defined in Section 4.8) and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on ADLT and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of ADLT have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by ADLT or a subsidiary of ADLT, free and clear of all liens, encumbrances, equities or claims. A list of all entities in which the equity interest of ADLT (and all subsidiaries of ADLT, taken as a whole) exceeds 20% is set forth on Schedule 4.5.

                  Section 4.6 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by ADLT of this Agreement has been duly authorized by all necessary corporate action on its part. The execution, delivery and performance by ADLT of each Other Agreement to which ADLT is a party has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by and constitutes, and each Other Agreement which is to be executed and delivered by ADLT, when executed and delivered by ADLT, shall constitute the legal, valid and binding obligation of ADLT, enforceable against ADLT in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  Section 4.7 NO VIOLATION OF LAWS OR AGREEMENTS. Except as set forth on Schedule 4.7, none of the execution and delivery of this Agreement or any Other Agreements, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by ADLT, nor the execution and delivery of any Other Agreement, the consummation of the transactions contemplated thereby or the compliance with or fulfillment of the terms, conditions and provisions thereof by ADLT, will: (i) contravene any provision of the charter or regulations of ADLT or any of its subsidiaries, (ii) conflict with, result in a breach of or constitute a default or an event of default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any term, condition or provision of, or results in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any license, franchise, indenture, mortgage or any other contract, agreement or instrument to which ADLT or any of its subsidiaries is a party or by which the assets of ADLT or any of its subsidiaries may be bound or affected, and which is material to ADLT and its subsidiaries, taken as a whole, (iii) violate any Law or judgment or order of any Governmental Body to which ADLT or any of its subsidiaries is subject, (v) result in the creation or imposition of any Encumbrance upon the ADLT Shares or gives to others any interests or rights therein, or (iv) result in the maturation or acceleration of any Liability or obligation of ADLT (or gives others the right to cause such a maturation or acceleration). Except as may be required by the HSR Act and the Exchange Act (as defined below), and the listing of the ADLT Shares on the NASDAQ National Market, no consent, approval, declaration or authorization of, or registration or filing with, any Person (including any Governmental Body) is required in connection with the execution and delivery by ADLT of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby by ADLT or the execution and delivery by ADLT of the Other Agreements to which it is a party and the consummation of the transactions contemplated thereby by ADLT; provided, however, that, in making this representation, ADLT is relying on certain representations of RLI and the Shareholders, pursuant to which the issuance of the ADLT Shares is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

                  Section 4.8 SEC REPORTS. ADLT has delivered to the Shareholders a copy of the following documents filed with the Securities and Exchange Commission ("SEC") by ADLT pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"): ADLT's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (the "Annual Report"), ADLT's proxy statement dated September 30, 1997 with respect to ADLT's annual shareholders meeting held on November 12, 1997 (the 1997 Proxy Statement") and each other SEC Filing made by ADLT pursuant to the Exchange Act after June 30, 1997 and prior to the date of this Agreement (the "Exchange Act Filings") and the 424(b) prospectus, dated July 1, 1997, related to ADLT's Registration Statement No. 333-28529 (the "Prospectus") (the Exchange Act Filings and the Prospectus are sometimes referred to collectively as the SEC Filings"). The SEC Filings, as of their respective filing dates, (i) complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  Section 4.9 FINDER'S FEES. Neither ADLT, its Affiliates nor any of their respective officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein. Neither ADLT, its Affiliates nor any of their respective officers directors or employees has made an agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

                  Section 4.10 DISCLOSURE. None of the representations or warranties of ADLT contained herein is false or misleading in any material respect or omits to state a fact herein necessary to make the statements herein not misleading in any material respect.

                  Section 4.11 NO MATERIAL ADVERSE CHANGE. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of ADLT and its subsidiaries, taken as a whole, from that set forth in the Annual Report.

                  Section 4.12 LITIGATION. There is no Litigation pending, or to the knowledge of ADLT, or threatened to which ADLT or any of its subsidiaries is a party or to which any of the properties of ADLT or any of its subsidiaries is subject (i) affecting the transactions contemplated by this Agreement or any Other Agreement or (ii) that are required to be described in the Exchange Act Filings and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Exchange Act Filings or to be filed as exhibits to the Exchange Act Filings that are not described or filed as required.

                  Section 4.13 COMPLIANCE WITH ENVIRONMENTAL LAWS. ADLT and its subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on ADLT and its subsidiaries, taken as a whole.

                  Section 4.14 ENVIRONMENTAL LIABILITIES. To the knowledge of ADLT, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on ADLT and its subsidiaries, taken as a whole.

                  Section 4.15 REGISTRATION RIGHTS. Other than the Registration Rights and Option Agreement dated December 15, 1995 among General Electric Company, ADLT and Wayne R. Hellman, there are no contracts, agreements or understandings between ADLT and any person granting such person the right to require ADLT to file a registration statement under the Securities Act with respect to any securities of ADLT.

                  Section 4.16 FINANCIAL STATEMENTS. The consolidated financial statements and schedules of ADLT and its subsidiaries included in the Annual Report (the ADLT Financial Statements") fairly present the financial position of ADLT and the results of operations and cash flows as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Annual Report fairly present, on the basis stated in the Annual Report, the information included therein.

                  Section 4.17 PROPERTIES. ADLT and each of its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by ADLT or such subsidiary, and any real property and buildings held under lease by ADLT or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by ADLT or such subsidiary, in each case except as described in or contemplated by the Annual Report.

                  Section 4.18 EMPLOYEE MATTERS. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown or stoppage is pending or, to the knowledge of ADLT, threatened against ADLT or any of its subsidiaries which would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or business of ADLT and its subsidiaries taken as a whole, except as described in or contemplated by the Annual Report.

                  Section 4.19 INTELLECTUAL PROPERTY. ADLT and its subsidiaries own or possess, or can acquire on reasonable terms, all material Intellectual Property Rights currently used by them in connection with their respective businesses, and neither ADLT nor any such subsidiary has received any notice of, or has any reasonable belief that its use constitutes, a material infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or business of ADLT and its subsidiaries.

                  Section 4.20 INSURANCE. ADLT and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither ADLT nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither ADLT nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or in the management, business prospects, earnings, business or operations of ADLT and its subsidiaries taken as a whole, except as described in or contemplated by the Annual Report. All premiums under all insurance policies of which ADLT or any of its subsidiaries is the owner, insured or beneficiary have been paid in accordance with the terms of such policies and there have been no defaults with respect to any provision contained in any such policies, nor has there been any failure to give any notice or present any unresolved claim under any such policies in a timely fashion or in the manner or detail required by such policies.

                  Section 4.21 LIMITATIONS ON SUBSIDIARY DIVIDENDS. Except as set forth in ADLT's Revolving Credit and Security Agreement by and between ADLT, its subsidiaries and BNY Financial Corporation and except as set forth in the Postponement of Claim and Assignment dated as of February 11, 1997 by and among the Royal Bank of Canada, Canadian Lighting Systems Holding, Inc. and Ballastronix, Inc., no subsidiary of ADLT is currently prohibited pursuant to any agreement, directly or indirectly, from paying any dividends to ADLT, from making any other distribution on such subsidiary's capital stock, from repaying to ADLT any loans or advances to such subsidiary of ADLT or from transferring any of such subsidiary's property or assets to ADLT or any other subsidiary of ADLT, except as described in or contemplated by the Annual Report.

                  Section 4.22 PERMITS. ADLT and its subsidiaries possess and are in compliance in all material respects with all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither ADLT nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or business of ADLT and its subsidiaries.

                  Section 4.23 TAX MATTERS. ADLT, its subsidiaries and each Predecessor (as such term is defined in the Prospectus), have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on ADLT and its subsidiaries taken as a whole) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Annual Report.

                  Section 4.24 NO DEFAULT. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which ADLT or any of its subsidiaries is a party or by which ADLT or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of ADLT and its subsidiaries taken as a whole, including, without limitation, each agreement filed or incorporated by reference as an exhibit to the Annual Report (the ADLT Contracts"). Each ADLT Contract is a legal, valid and binding obligation of ADLT and is in full force and effect.

                  Section 4.25 PRIVATE PLACEMENTS; SECURITIES.

                  (a) Other than the 2,900,000 shares of ADLT Common Stock sold by ADLT in the initial public offering on December 11, 1995 (the "IPO"), the 2,452,050 shares of ADLT Common Stock of ADLT sold by ADLT in the July 1996 public offering and the 3,000,000 shares of ADLT Common Stock sold by ADLT in the July 1997 public offering, and offers and sales pursuant to ADLT's 1995 Incentive Award Plan and ADLT's Employee Stock Purchase Plan, all offers and sales of ADLT Common Stock by ADLT prior to the date hereof, including the offer and sale of 7,281,848 shares of Common Stock in connection with the Combination (as such term is defined in the Prospectus), were at all relevant times exempt from the registration requirements of the Securities Act, and were the subject of an available exemption from the registration requirements of all applicable state securities or blue sky laws.

                  (b) Except as disclosed in the SEC Filings, there are no outstanding (i) securities or obligations of ADLT or any of its subsidiaries convertible into or exchangeable for any capital stock of ADLT or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from ADLT or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of ADLT or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  Section 4.26 COMPLIANCE WITH LAWS. ADLT has received no notice that it is, and, to the knowledge of ADLT, ADLT is not, in violation in any material respect of any applicable Laws, and, to the knowledge of ADLT, no event has occurred or condition or state of facts exists that could give rise to any such violation, except for any violation which would not have a material adverse effect on ADLT and its subsidiaries, taken as a whole.

                  Section 4.27 INTERESTED PARTY TRANSACTIONS. Since the date of the 1997 Proxy Statement, no officer or director of ADLT, or any spouse or member of the immediate family of such officer or director, has acquired any interest in any property of ADLT or any of its subsidiaries (except as a shareholder of ADLT) or has entered into any business relationship with ADLT or any of its subsidiaries (except as an employee, officer, director or shareholder thereof), in any such case, of a nature which would be required to be disclosed in a proxy statement relating to the election of directors filed under the Exchange Act.

                  Section 4.28 UNDISCLOSED LIABILITIES. Except as disclosed in the ADLT financial statements or as otherwise disclosed in the SEC Filings or in
Schedule 4.28 hereto, ADLT has no Liabilities other than Liabilities incurred in the ordinary course of business since June 30, 1997.

                                    ARTICLE 5
                      COVENANTS OF THE SHAREHOLDERS AND RLI

                  Section 5.1 CONDUCT OF BUSINESS PENDING CLOSING. During the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the Closing or (ii) the termination of this Agreement (the "Interim Period"), and unless ADLT shall otherwise consent or agree in writing and without limiting any other provision herein, RLI shall, and the Shareholders shall cause RLI to, conduct its affairs as follows:

                   (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted in the ordinary course and substantially consistent with past practice. RLI shall use reasonable best efforts to maintain its property, equipment and other assets consistent with past practice and shall comply timely in all material respects with the provisions of all its leases, agreements, contracts and commitments in connection with the Business or its assets.

                   (b) PRESERVATION OF BUSINESS. During the Interim Period, RLI shall use reasonable efforts to preserve its business organization intact, keep available the services of its employees and preserve the goodwill of its suppliers, customers and others having business relations with it.

                   (c) PROHIBITED TRANSACTIONS. During the Interim Period, RLI shall not, nor shall the Shareholders cause or permit RLI to:

                  i.       Amend its charter documents or bylaws;

                  ii. Enter into any contract or commitment which is made other than in the ordinary course of business, the terms of which are consistent with past practice;

                  iii.     Form any subsidiary;

                  iv. Enter into any employment contract that is not terminable at will, without penalty or obligation continuing after the Closing Date;

                  v. Make, change or revoke any Tax election or make any agreement or settlement with any taxing authority that relates to the period after Closing;

                  vi. Create any Encumbrance, other than Permitted Encumbrances, on any assets, tangible or intangible;

                  vii. Declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof), other than Permitted Dividends, in respect of RLI Common Stock or directly or indirectly issue, sell, redeem, purchase or otherwise acquire or dispose of, or create any Securities Rights with respect to, RLI Common Stock or any rights to purchase RLI Common Stock or securities convertible into or exchangeable for RLI Common Stock;

                  viii. Increase any of the salaries or other compensation payable or to become payable to, or make any advance or loan to, any employee, or make any increase in, or any addition to, other benefits (including any RLI Benefit Plan) to which any employee may be entitled, or make any payments to or in respect of any RLI Benefit Plan (other than a discretionary payment to the Company's 401(k) salary deferral arrangement not in excess of $257,500) or any change in any RLI Benefit Plan which is not consistent with past practice;

                  ix. Make or authorize any single capital expenditure or series of related capital expenditures in excess of $200,000 or acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contribute capital, make any loan or advance of funds to any Person or, except in the ordinary course of business, purchase any property or assets;

                  x. Sell, transfer or otherwise dispose of any assets (other than inventory, the Excess Real Estate and Permitted Dividends), except sales of assets in the ordinary course of business not in excess of $100,000; or

                  xi. Make any payment, loan or advance of any amount to or in respect of, or any sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or consummate any transaction or create any agreement or arrangement with, any Related Party, except for (A) compensation to the officers and employees at rates not exceeding the rates of compensation existing on the date hereof (or reflecting increases in compensation consistent with past practice), (B) Permitted Dividends, (C) purchase by Ruud of the $2,000,000 life insurance policy on his life presently owned by RLI, at a purchase price at least equal to the policy's cash surrender value at the time of such purchase, (D) the sale of the Excess Real Estate, and (E) otherwise as contemplated by this Agreement.

                  Section 5.2 ACCESS, INFORMATION AND DOCUMENTS. During the Interim Period, the Shareholders and RLI shall give to ADLT and to its employees and representatives (including independent public accountants, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties (including Real Property for purposes of an environmental assessment), books, Tax returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants) of RLI and shall furnish to ADLT all such documents and copies of documents and all information with respect to the affairs of RLI as ADLT may reasonably request.

                  Section 5.3 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. The Shareholders shall use their reasonable efforts to ensure that RLI conducts, and RLI shall use its reasonable best efforts to conduct, the Business in such a manner that, at the Closing, the representations and warranties of the Shareholders and RLI contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on, as of, and with reference to such date. The Shareholders and RLI shall each promptly notify ADLT of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against RLI. The Shareholders and RLI shall each notify ADLT of any facts or circumstances as to which it obtains knowledge that cause any representation and warranty contained in Article 2 or 3 of this Agreement or relating to any matters required to be set forth in the related Schedules hereto to be untrue.

                  Section 5.4 FILINGS AND AUTHORIZATIONS. As promptly as practicable, each of RLI and the Shareholders shall make, or cause to be made, such filings and submissions under law, rules and regulations applicable to it, including the HSR Act, as may be required for it to consummate the purchase and transfer of the RLI Shares hereunder, and shall use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Governmental Bodies necessary to be obtained by it.

                  Section 5.5 NOTICE OF CHANGES. During the Interim Period, the Shareholders and RLI shall give ADLT prompt written notice of any material change or inaccuracies in any data previously given or made available to ADLT pursuant to this Agreement.

                  Section 5.6 SECTION 338(h)(10) ELECTION; CERTAIN TAX RETURNS. The Shareholders shall join with ADLT in the timely filing of a joint election pursuant to Section 338(h)(10) of the Code (the "Section 338(h)(10) Election") under which, for federal (and state, where permissible) income tax purposes, the sale of the RLI Shares will be treated as if it were a sale of all of the assets of RLI in a single transaction on the Closing Date. The Shareholders shall take all reasonable steps required in order to make the Section 338(h)(10) Election valid. The Shareholders shall use the purchase price allocation and values set forth in the appraisals conducted in accordance with
Section 6.9 in the preparation of all Tax returns relating to the income of RLI or the income of the Shareholders resulting from the transactions contemplated hereby.

                  Section 5.7 TAX RETURNS AND PAYMENT OF TAXES FOR PERIODS THROUGH THE CLOSING DATE. The Shareholders shall pay any Tax due with respect to the income of RLI for all periods up to and including the Closing Date and amounts due as a result of the Section 338(h)(10) Election. The Shareholders shall be responsible for and pay all Taxes of RLI and each Subsidiary up to and including the Closing Date, including any Taxes attributable to any audits of RLI's federal income Tax returns currently in process. The Shareholders shall be entitled to all income tax refunds for all taxable periods ending before the Closing Date.

                  Section 5.8 RESALE OF ADLT SHARES. No Shareholder (and no permitted transferee of the ADLT Shares of any Shareholder) shall transfer any ADLT Shares prior to the second anniversary of the Closing Date (the "Restricted Period") without the prior written consent of ADLT, which consent is in the sole and absolute discretion of ADLT; provided, however, that any Shareholder may make a charitable donation of some or all of such Shareholder's shares or a transfer, other than a transfer for value, to any member of such Shareholder's immediate family, provided, in either such case, that such transferee is bound by the transfer restrictions set forth in this Section 5.8. If, during the Restricted Period, any Shareholder pledges any of his or her ADLT Shares as security for a loan, such Shareholder agrees not to intentionally take any action, or omit to take any action, which would cause a default on the loan secured by the ADLT Shares during the Restricted Period. After expiration of the Restricted Period, any Shareholder (and any permitted transferee) may transfer his or her ADLT shares only in accordance with applicable securities laws.

                  Section 5.9 NO NEGOTIATIONS. Until the termination of this Agreement, neither RLI nor any Shareholder shall institute, continue or otherwise entertain or maintain negotiations or discussions with any person, other than ADLT, with respect to the sale of all, or substantially all, the capital stock, business or assets of RLI.

                  Section 5.10 1997 AUDITED FINANCIAL STATEMENTS. At least two business days prior to the Closing, Rudd shall provide ADLT with an Audited Annual Statement for the fiscal year ended November 30, 1997.

                                    ARTICLE 6
                                COVENANTS OF ADLT

                  Section 6.1 CONDUCT OF BUSINESS PENDING CLOSING. During the Interim Period, and unless RLI shall agree in writing and without limiting any other provision herein, ADLT shall conduct its affairs and the affairs of its subsidiaries as follows:

                   (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted in the ordinary course and substantially consistent with past practice. ADLT and each of its subsidiaries shall use reasonable best efforts to maintain its property, equipment and other assets consistent with past practice and shall comply timely in all material respects with the provisions of all its leases, agreements, contracts and commitments in connection with its business or assets.

                   (b) PROHIBITED TRANSACTIONS. During the Interim Period, ADLT shall not, nor shall ADLT cause or permit any of its Subsidiaries to:

                  i.       Amend its charter documents or bylaws;

                  ii. Enter into any contract or commitment which is made other than in the ordinary course of business the terms of which are consistent with past practice;

                  iii. Issue any shares of ADLT capital stock, or grant any options, warrants or other rights to purchase such capital stock or other securities exchangeable for or convertible into such capital stock, other than options issued under ADLT's 1995 Incentive Award Plan, 1997 Employee Stock Purchase Plan and 1997 Billion Dollar Market Capitalization Incentive Award Plan, all as defined in the Exchange Act Filings, and shares issued upon exercise of options under such plans;

                  iv. Declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of ADLT Common Stock or any securities of any subsidiary of ADLT other than dividends by any direct or indirect subsidiary of ADLT to its parent;

                  v. Sell, transfer or convey, or enter into an agreement to sell, transfer or convey, all or a material portion of its assets, except sales of assets in the ordinary course of business; provided, however, that ADLT or any of its subsidiaries may transfer assets used or useful in the design or manufacture of fiber optic lighting systems to a joint venture with Rohm and Haas Company, or its subsidiary;

                  vi. Make any payment, loan or advance of any amount to or in respect of, or any sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or consummate any transaction or create any agreement or arrangement with, any Person which is an "affiliate" of ADLT as defined in the Exchange Act, except for compensation to the officers and employees at rates not exceeding the rates of compensation existing on the date hereof and otherwise as contemplated by this Agreement; or

                  vii. Amend ADLT's 1995 Incentive Award Plan, 1997 Employee Stock Purchase Plan or 1997 Billion Dollar Market Capitalization Incentive Award Plan.

                  Section 6.2 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. ADLT shall use its reasonable efforts to conduct its business in such a manner that, at the Closing, the representations and warranties of ADLT contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on, as of, and with reference to such date. ADLT shall promptly notify the Shareholders of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against ADLT or any subsidiary of ADLT. ADLT shall notify the Shareholders of any facts or circumstances as to which it obtains knowledge that cause any representation and warranty contained in Article 4 of this Agreement or relating to any matters required to be set forth in the related Schedules hereto to be untrue.

                  Section 6.3 FILINGS AND AUTHORIZATIONS. As promptly as practicable, ADLT shall make, or cause to be made, such filings and submissions under law, rules and regulations applicable to it, including the HSR Act, as may be required for it to consummate the purchase and transfer of the RLI Shares hereunder, and shall use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Governmental Bodies necessary to be obtained by it.

                  Section 6.4 NOTICE OF CHANGES. During the Interim Period, ADLT shall deliver to the Shareholders copies of any material public disclosures made by ADLT and shall give RLI prompt written notice of any material change or inaccuracies in any data previously given or made available to RLI or the Shareholders pursuant to this Agreement.

                  Section 6.5 STOCK OPTION PLAN. On or prior to the Closing Date ADLT will adopt a stock option plan, substantially in the form of Exhibit F hereto (the "Stock Option Plan"), with effect on the Closing Date. To the extent required to permit options under such plan to be incentive stock options under the Code, ADLT will include approval of such stock option plan in its proxy statement for its 1998 annual meeting of shareholders.

                  Section 6.6 EMPLOYEE BENEFITS. ADLT will maintain in force each RLI Plan which was in force on September 17, 1997 until the first anniversary of the Closing Date, unless ADLT can provide improved benefit plans reasonably acceptable to RLI management.

                  Section 6.7 ADLT BOARD OF DIRECTORS. As promptly as practicable following the Closing, the Board of Directors of ADLT shall (i) elect Ruud Vice Chairman of ADLT, (ii) appoint Ruud to the vacant seat on the ADLT Board of Directors with the term expiring at ADLT's annual meeting in 2000, and (iii) appoint John R. Buerkle, or another individual nominated by Ruud and reasonably acceptable to the ADLT Board of Directors, to the vacant seat on the ADLT Board of Directors with the term expiring at ADLT's annual meeting in 1999.

                  Section 6.8 STOCK LEGENDS. After expiration of the Restricted Period, ADLT shall instruct its transfer agent to reissue to any Shareholder (or its permitted transferee), upon surrender of the certificates for their ADLT Shares, a certificate or certificates representing such Shareholder's (or transferee's) ADLT Shares without the restrictive legend set forth on such certificate referring to the transfer restrictions set forth in Section 5.8 of this Agreement.

                  Section 6.9 PURCHASE PRICE ALLOCATION; APPRAISALS. ADLT shall obtain, at its sole expense, appraisals, by appraisers reasonably satisfactory to ADLT and RLI, of (a) the value of the ADLT Shares for the purpose of determining the Tax liabilities of the parties and (b) the value of the assets of RLI. ADLT shall promptly prepare a purchase price allocation based on the values set forth in such appraisals and deliver a copy of such allocation to each Shareholder. ADLT shall use such purchase price allocation and values for the purposes of preparation of its Tax returns.

                  Section 6.10 PERMITTED DIVIDENDS. Notwithstanding anything in this Agreement to the contrary, ADLT shall permit RLI to declare and pay, and RLI may declare and pay, Permitted Dividends at any time prior to the Closing.

                  Section 6.11 ACCESS, INFORMATION AND DOCUMENTS. During the Interim Period, ADLT shall give to RLI and to its employees and representatives (including independent public accountants, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, Tax returns, contracts, commitments, records, officers, personnel and accountants (including independent public accounts) of ADLT and its subsidiaries and shall furnish to RLI all such documents and copies of documents and all information with respect to the affairs of ADLT and its subsidiaries as RLI shall reasonably request.

                  Section  6.12 POST-CLOSING INDEMNIFICATION OF CERTAIN PERSONS.

                  (a) From and after the Closing, ADLT shall, and shall cause RLI to, indemnify, defend and hold harmless the present and former officers, directors, employees, agents and representatives of RLI (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Closing (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted or required under the Wisconsin Business Corporation Law (the "Wisconsin Law") or other applicable state law (and shall also advance reasonable expenses as incurred to the fullest extent permitted under the Wisconsin Law or other applicable state law, provided that the persons to whom expenses are advanced provide an undertaking to repay such advances contemplated by the Wisconsin Law). ADLT agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any claim, action, suit, proceeding or investigation (a "Claim") existing in favor of the Indemnified Parties as provided in RLI's Articles of Incorporation or By-Laws or other agreement or provisions, as in effect as of the date hereof, with respect to matters occurring through the Closing, shall survive the Closing and shall continue in full force and effect.

                  (b) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Closing) after the Closing (i) the Indemnified Parties may retain counsel satisfactory to them (subject to approval by ADLT and RLI, which approval will not be unreasonably withheld or delayed), (ii) ADLT and RLI shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received subject to the ability of ADLT and RLI to receive such information relative to the legal services provided as is customarily provided and reasonably requested by ADLT and RLI, and (iii) ADLT and RLI will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither ADLT nor RLI shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 6.12, upon learning of any such Claim, shall notify ADLT (but the failure so to notify ADLT shall not relieve it from any liability which it may have under this Section 6.12 except to the extent such failure materially prejudices ADLT). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, as evidenced by the written opinion of counsel reasonably acceptable to ADLT and RLI, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (c) This section 6.12 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of ADLT and RLI.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

                  Section 7.1 MUTUAL CONDITIONS PRECEDENT. The obligations of ADLT and the Shareholders to proceed with the Closing under this Agreement are subject to the fulfillment prior to the Closing of the following conditions:

                  (a) LITIGATION. No order of any Governmental Body shall be in effect which enjoins, restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect ADLT's ownership of the RLI Shares or the Shareholders's ownership of the ADLT Shares, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging any of the transactions contemplated by this Agreement or the Other Agreements or seeking monetary relief by reason of the consummation of such transactions.

                  (b) FILINGS. The filing and waiting period requirements of any applicable federal or state law or Governmental Body relating to the consummation of the transactions contemplated by this Agreement and the Other Agreements shall have been complied with.

                  Section 7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF ADLT. The obligation of ADLT to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by ADLT at ADLT's option):

                   (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Shareholders and RLI contained in Article 2 of this Agreement, and each of the representations and warranties of the Shareholders contained in Article 3 of this Agreement, shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date.

                   (b) PERFORMANCE AND COMPLIANCE. The Shareholders and RLI shall each have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing.

                   (c) NO MATERIAL ADVERSE CHANGE. Between October 28, 1997 and the Closing Date, there shall have been no material adverse change in the financial condition, assets, Liabilities, net worth, Business or prospects of RLI or any Subsidiary, and no event or condition shall have occurred or exist that might be expected to cause such a change in the future.

                   (d) APPROVAL BY ADLT BOARD OF DIRECTORS. The Board of Directors of ADLT shall have approved this Agreement, the Other Agreements and the consummation of the transactions contemplated hereby and thereby. Messrs. Wayne Hellman and Louis Fisi agree to use their best efforts to obtain such approval promptly after the signing of this Agreement.

                  (e) CLOSING DOCUMENTS. Receipt of the deliveries referred to in Section 1.6(a) and (b).

                  (f) CONSENTS. Receipt of evidence reasonably satisfactory to ADLT that the consents set forth in Schedule 2.6 have been obtained.

                  Section 7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SHAREHOLDERS. The obligation of the Shareholders to proceed with the Closing hereunder is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Shareholders at the Shareholders's option):

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of ADLT contained in Article 4 of this Agreement shall be true and correct in all material respects on, as of, and with reference to the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date.

                   (b) PERFORMANCE AND COMPLIANCE. ADLT shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing. ADLT shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by the Other Agreements to which it is a party to be performed or complied with by it on or before Closing.

                   (c) NO MATERIAL ADVERSE CHANGE. Between June 30, 1997 and the Closing Date, there shall have been no material adverse change in the financial condition, assets, liabilities, net worth, business or prospects of ADLT and its subsidiaries taken as a whole, and no event or condition shall have occurred or exist that might be expected to cause such a change in the future.

                   (d) CLOSING DOCUMENTS. The Shareholders shall have received the deliveries referred to in Section 1.6(c).


                                    ARTICLE 8
                                   TERMINATION

                  Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to Closing by: (i) mutual consent of ADLT, Shareholders holding a majority of the RLI Shares and RLI; (ii) ADLT, if (A) any of the conditions specified in Sections 7.1 or 7.2 hereof shall not have been fulfilled by January 20, 1998 and shall not have been waived by ADLT, but only if ADLT has not caused the condition giving rise to termination not to be satisfied through its own action or inaction, or (B) if the ADLT Stock Price on the Closing Date is less than $20 per share; or (iii) the Shareholders holding a majority of the RLI Shares if (A) any of the conditions specified in

Sections 7.1 or 7.3 hereof shall not have been fulfilled by January 20, 1998 and shall not have been waived by the Shareholders, but only if the Shareholders or RLI have not caused the condition giving rise to termination not to be satisfied through their own action or inaction, or (B) if the ADLT Stock Price on the Closing Date is less than $20. Nothing in this Section 8.1 shall be construed as excusing the breach of any obligation under this Agreement or as limiting the remedies which may be available to any non-breaching party in respect of such breach. Notwithstanding the foregoing, in the event that this Agreement is terminated by one party hereto pursuant to clause (ii) or (iii) of the first sentence of this Section solely as a result of a breach by another party hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then neither party shall have any liability to the other hereunder. Any dispute arising under this Section 8.1 shall be resolved by arbitration in accordance with the rules of the American Arbitration Association in the City of Cleveland, Ohio using three arbitrators, one being chosen by Shareholders holding a majority of the RLI Shares, one being chosen by ADLT and the third being chosen by the other two arbitrators (collectively, the "Arbitrators"). The term "ADLT Stock Price" shall mean the average of the last sale prices, as reported by the NASDAQ National Market, for the ten trading days immediately preceding the date of calculation.

                                    ARTICLE 9
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

                  Section 9.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but no claim may be made with respect to any breach of any representation or warranty hereunder after October 31, 1998; provided, however, that claims for breach of the representations and warranties contained in the Sections listed in Schedule 9.1 may be made at any time to the applicable date set forth on Schedule 9.1. The Shareholders and RLI acknowledge with respect to ADLT, and ADLT acknowledges with respect to RLI, that they have performed comprehensive due diligence investigations and that they have no knowledge of any facts and circumstances which would result in the inaccuracy of any representation or warranty of ADLT, or RLI and/or the Shareholders, as applicable.

                  Section 9.2 INDEMNIFICATION BY THE SHAREHOLDERS. Subject to the limitations set forth in this Article 9 and the Closing of the transactions contemplated by this Agreement, the Shareholders, severally but not jointly, shall indemnify, defend, save and hold ADLT and its officers, directors, employees, Affiliates and agents (including, after Closing, RLI) (collectively, "ADLT Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "ADLT Damages") asserted against, imposed upon, resulting to or incurred by any of the ADLT Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made by the Shareholders or RLI in Article 2 of this Agreement, except as set forth above in Section 9.1, ("ADLT Warranty Damages"), (ii) a breach of any of the representations and warranties made by any

Shareholder in Article 3 of this Agreement, except as set forth above in
Section 9.1 and except that each Shareholder will be severally responsible only for his or her own such representations and warranties and (iii) a breach of any of the covenants or agreements made by the Shareholders, or a breach of any of the covenants or agreements of RLI to be completed before the Closing, in or pursuant to this Agreement and in any Other Agreement to which the Shareholders or RLI is a party, except that, with respect to Shareholder covenants, each Shareholder will be severally responsible only for his or her own covenants or agreements. The waiver by ADLT of any condition to Closing set forth in Section
7.2 shall be deemed to be a waiver by ADLT of its rights of indemnification hereunder. All claims made by virtue of such representations and warranties shall be made under, and subject to, the limitations set forth in this Article
9. The Liability of each Shareholder with respect to any claim for indemnity shall be equal to the Shareholder's Pro Rata Share, provided, however, that each Shareholder shall be entirely responsible for any violation of his or her own representations contained in Article 3.

                  Section 9.3 INDEMNIFICATION BY ADLT. (a) Subject to the limitations set forth in this Article 9 and the Closing of the transactions contemplated by this Agreement, ADLT shall indemnify, defend, save and hold the Shareholders harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Shareholder Damages") asserted against, imposed upon, resulting to or incurred by any of the Shareholders, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made by ADLT in Article 4 of this Agreement, except as set forth above in Section 9.1, ("Shareholder Warranty Damages") or (ii) a breach of any of the covenants or agreements made by ADLT in or pursuant to this Agreement and in any Other Agreement to which ADLT is a party. The waiver by the Shareholders of any condition to Closing set forth in Section 7.3 shall be deemed a waiver by the Shareholders of their rights to indemnification hereunder. All claims made by virtue of such representations and warranties shall be made under, and subject to, the limitations set forth in this Article 9.

                  (b) Subject to Section 9.6 below, ADLT shall indemnify, defend, save and hold the Shareholders harmless from and against any and all costs and expenses, including reasonable attorneys' fees, interest, penalties (but not the additional taxes) and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Tax Damages") incurred by any of the Shareholders directly or indirectly, in connection with or arising out of, or resulting from, any proceeding by the Internal Revenue Service, Wisconsin Department of Revenue or other taxing authority resulting from a claim that the tax liability of the Shareholders is an amount greater than the amount of tax calculated by ADLT in its presentation to the Shareholders.

                  Section 9.4 MINIMUM AND MAXIMUM INDEMNIFICATION CLAIM. The provision for indemnity for Shareholder Warranty Damages, or ADLT Warranty Damages, as the case may be, shall only be effective and no Shareholder shall be required to provide such indemnity to the ADLT Indemnitees, and ADLT shall not be required to provide such indemnity to the Shareholder Indemnitees, hereunder unless the claim(s) of indemnification of the ADLT Indemnitees, or RLI

Indemnitees, as the case may be, shall exceed in the aggregate $1,000,000 (the "Basket"). In the event the ADLT Indemnitees' claims, or the RLI Indemnitees' claims, as the case may be, shall exceed the Basket, then the ADLT Indemnitees shall have the right to be indemnified for Shareholder Warranty Damages, or ADLT Warranty Damages, as the case may be, but only for amounts in excess of the Basket and, in all cases, subject to the further limitation that the Shareholders shall in no event be liable for ADLT Damages in excess of $5,000,000 (the "Cap"). None of the ADLT Indemnitees, or the RLI Indemnitees, as the case may be, shall have any claim against any Shareholders, or ADLT, as the case may be, for any damages, costs or expenses up to the amount of the Basket and the Shareholders shall have no liabilities to the ADLT Indemnitees for claims in excess of the Cap.

                  Section 9.5 OPTION TO DELIVER ADLT SHARES AS PAYMENT. In the event a Shareholder becomes obligated to make an indemnification payment to any of the ADLT Indemnitees pursuant to this Article 9, such Shareholder may, at his or her option, in lieu of making a payment to the ADLT Indemnitees in cash, elect to deliver to the ADLT Indemnitees a portion of the ADLT shares received hereunder. Such ADLT shares shall be valued, for purposes of this Article 9 at the greater of $25 per share or the ADLT Stock Price as of the date the amount of the indemnification payment is fixed.

                  Section 9.6 NOTICE OF CLAIMS. If any ADLT Indemnitee or Shareholder (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any ADLT Damages, Shareholder Damages or Tax Damages ("Damages") for which it is entitled to indemnification under this Article 9, or if any legal, governmental or administrative proceeding which may result in such damages is threatened or asserted (including any written notice from any taxing authority), such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section 9.4 shall not affect any of such party's rights under this Article 9 except to the extent such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

                  Section 9.7 THIRD PARTY CLAIMS. In case any legal, governmental or administrative proceeding which may result in such Damages is instituted, threatened or asserted (including any written notice from any taxing authority) by or against a third party with respect to which an Indemnified Party intends to claim any Damages and the Indemnified Party notifies the Indemnifying Party of such proceeding as provided in Section 9.6, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Article 9 for any legal or other expenses subsequently incurred by such

Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all Liability on any claims that are the subject matter of such proceeding.

                  Section 9.8 LIMITATION ON DAMAGES; INSURANCE; ETC. In determining Damages hereunder, (i) each Indemnified Party shall be required to pursue all valid claims against any insurance carrier providing coverage with respect to the matter giving rise to such Damages, (ii) if such Damages arise out of matters concerning any customers of RLI, RLI shall use its best efforts to pursue its rights and remedies against such customers (without litigation or arbitration), and (iii) if such Damages arise out of matters involving Persons other than customers of RLI and RLI has indemnification rights against such Persons, then RLI shall permit the Shareholders, at the Shareholders' expense, to pursue any and all remedies against such Persons and the Shareholders shall be entitled to the proceeds thereof to the extent that the Shareholders have provided indemnity in respect of such Damages; provided, however, that no such requirement shall delay the Shareholders' obligations to indemnify ADLT or RLI hereunder (except that the indemnification obligation hereunder shall be delayed if and to the extent that the applicable insurance company under clause
(i) above assumes the defense or acknowledges liability).

                  Section 9.9 GOOD FAITH EFFORT TO SETTLE DISPUTES. The parties agree that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, Ruud and the chief executive officer of ADLT shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such individuals shall disclose to the others all relevant information relating to such dispute.

                  Section 9.10 EXCLUSIVITY. It is understood and agreed that, except as expressly provided in this Article 9, after Closing, no Shareholder will have any obligation or liability to the ADLT Indemnitees with respect to any ADLT Warranty Damages, and ADLT will not have any obligation or liability with respect to any Shareholder Warranty Damages, it being understood and agreed that the remedies provided for in this Article 9 shall be the sole and exclusive remedies for any such claim by the ADLT Indemnitees or Shareholder Indemnitees, as the case may be, for any such matters, whether such claims are framed in contract, tort or otherwise. No Shareholder shall have any liability under any circumstances pursuant to this Article 9 in connection with the breach of any representation or warranty regarding title to shares of RLI Common Stock which were owned by another Shareholder.

                                   ARTICLE 10
                                  MISCELLANEOUS

                  Section 10.1 CONSTRUCTION. As used herein, unless the context otherwise requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes; (ii) references to "Article" or "Section" are to an article or section hereof; (iii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iv) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (v) "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (vi) "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto;
(vii) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa; (viii) references to an agreement or other instrument or law, statute or regulation are referred to as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision) and all regulations, rulings and interpretations promulgated pursuant thereto; (ix) the preliminary statements made on page 1 hereof are incorporated herein and made a part hereof; (x) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof; (xi) the deadline for all deliveries and notices hereunder shall be determined by reference to the local time of the place such delivery or notice is properly made; and (l) all currency references herein are to U.S. dollars.

                  Section 10.2 NOTICES. All notices, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second day after mailing, if sent by registered or certified mail, return receipt requested, (ii) upon delivery, if sent by hand delivery, (iii) when received, if sent by prepaid overnight carrier, with a record of receipt, or (iv) the first day after dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          (a)      if to ADLT, to:

                   Advanced Lighting Technologies, Inc.
                   2307 East Aurora Road Suite 1
                   Twinsburg, Ohio 44087
                   with a copy to:

                   Cowden, Humphrey & Sarlson Co., L.P.A.
                   1414 Terminal Tower
                   50 Public Square
                   Cleveland, Ohio 44113

          (b)      if to the Shareholders, to:

                   Alan J. Ruud
                   Theodore O. Sokoly
                   Donald Wandler
                   Christopher A. Ruud
                   Cynthia A. Johnson

                   At the addresses set forth on Schedule 1.4 with a copy to:

                   Donald J. Christl, Esq.
                   Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. 1000 North Water Street, Suite 2100
                   P. O. Box 92900
                   Milwaukee, WI 53202-0900

          (c)      If to RLI, to:

                   Ruud Lighting, Inc.
                   9201 Washington Avenue
                   Racine, Wisconsin 54406
                   Attention: Mr. Alan J. Ruud, CEO

                   with a copy to:

                   Donald J. Christl, Esq.
                   Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. 1000 North Water Street, Suite 2100
                   P. O. Box 92900
                   Milwaukee, WI 53202-0900

                  Section 10.3 SUCCESSORS AND ASSIGNS. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its conflict of law doctrines.

                  Section 10.5 NO ASSIGNMENT. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that ADLT may assign its rights hereunder to any direct or indirect wholly owned subsidiary of ADLT, so long as ADLT remains fully liable hereunder.

                  Section 10.6 APPROVALS AND ACTIONS BY THE SHAREHOLDERS. Whenever any approval or action by the Shareholders is required or permitted pursuant to this Agreement, or any Other Agreement, including any consent, waiver or amendment, such approval or action shall be sufficient if it is made by Shareholders holding (or who held prior to the Closing) a majority of the RLI Shares, and such approval or action shall be binding on all Shareholders.

                  Section 10.7 AMENDMENT AND WAIVER; CUMULATIVE EFFECT. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of any other party, waive any inaccuracies in representations by any other party, (ii) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement where otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

                  Section 10.8 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, other than the Secrecy Agreement between RLI and ADLT.

                  Section 10.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  Section 10.10 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Section 6.12 and Section 9.3 relating to RLI Indemnitees and Section 9.2 relating to ADLT Indemnitees, which are intended to benefit such indemnitees.

                  Section 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    ADVANCED LIGHTING TECHNOLOGIES, INC.

                                    By:  /s/ Wayne R. Hellman
                                       -----------------------------------------
                                         Wayne R. Hellman, CEO

                                    RUUD LIGHTING, INC.

                                    By:  /s/ Alan J. Ruud
                                       -----------------------------------------
                                         Alan J. Ruud, CEO


                                         /s/ Alan J. Ruud
                                    --------------------------------------------
                                         Alan J. Ruud, Shareholder


                                         /s/ Theodore O. Sokoly
                                    --------------------------------------------
                                         Theodore O. Sokoly, Shareholder


                                         /s/ Donald Wandler
                                    --------------------------------------------
                                         Donald Wandler, Shareholder


                                         /s/ Christopher A. Ruud
                                    --------------------------------------------
                                         Christopher A. Ruud, Shareholder


                                         /s/ Cynthia A. Johnson
                                    --------------------------------------------
                                         Cynthia A. Johnson, Shareholder

                                  SCHEDULE 9.1


                                                                       Last Date for Claim

Section 2.3                  Capitalization                            October 31, 2000
Section 2.8                  Undisclosed Liabilities                   No survival
Section 2.10                 Taxes                                     October 31, 2000
Section 2.11                 Receivables; Inventory                    No survival
Section 2.12                 Business; Assets                          No survival, except title representation
                                                                       which survives to statute of limitations,
                                                                       plus 90 days
Section 2.14(a)              Contracts                                 No survival
Section 2.17                 Real Property                             October 31, 2000
Section 2.19                 Insurance                                 No survival
Section 2.24                 Confidentiality Agreements                No survival
Section 3.1                  Title to RLI Shares                       Statute of Limitations, plus 90 days
Section 3.4                  Purchase for Own Account                  October 31, 2000
Section 3.5                  Restricted Securities                     October 31, 2000
Section 3.6                  Disclosure                                October 31, 2000
Section 3.7                  Investment Experience                     October 31, 2000
Section 3.8                  Accredited Investor                       October 31, 2000
Section 4.1                  Title to ADLT Shares                      Statute of limitations, plus 90 days
Section 4.2                  Securities                                October 31, 2000
Section 4.4                  Capitalization                            October 31, 2000
Section 4.17                 Properties                                Title representation survives to
                                                                       October 31, 2000
Section 4.23                 Tax Matters                               October 31, 2000

CONFIDENTIAL                                        CH&S DRAFT -DECEMBER 9, 1997

                                    EXHIBIT B
                                       TO
                            STOCK PURCHASE AGREEMENT

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT entered into and effective as of January 1, 1998, among RUUD LIGHTING, INC., a Wisconsin corporation (RLI or EMPLOYER"), ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation ("ADLT"), and ALAN J. RUUD ("EMPLOYEE");

                                   WITNESSETH:
                                   -----------

         WHEREAS, RLI and Employee desire to terminate any and all prior agreements, whether oral or written, between the parties and between Employee and ADLT relating to Employee's employment; and

         WHEREAS, RLI and Employee desire to enter into an Employment Agreement as set forth herein below to ensure RLI and ADLT of the services of Employee as Vice Chairman of ADLT and Chief Executive Officer of RLI, and to set forth the rights and duties of the parties hereto,

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. TERMINATION OF PRIOR AGREEMENTS. RLI and Employee hereby terminate any and all prior agreements, whether oral or written, between the parties or ADLT relating to Employee's employment.

2.       EMPLOYMENT.

         (a) RLI hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         (b) During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Employee shall devote his full business time to his employment and shall perform diligently such duties as are, or may be, required by the Board of Directors of RLI and the Board of Directors of ADLT or their designee, which duties shall be within the bounds of reasonableness and acceptable business standards and ethics.

         (c) During the term of this Employment Agreement, Employee shall not, without the prior written consent of RLI, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of RLI or any subsidiary or affiliate of RLI, including but not limited to ADLT; provided, however, that Employee may continue (i) to serve on the board of directors of companies to the extent such service and service on the ADLT Board of Directors is permitted by law, and (ii) to render services to and participate in philanthropic and charitable causes, in each case, in a manner and to the extent consistent with his past practice.

3.       TERM AND POSITION.

         (a) Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of January 1, 1998 and shall continue for a term of three years from such date, subject, however, to the provisions of Section 6.

         (b) Employee shall serve as Vice Chairman of ADLT and as Chief Executive Officer of RLI, and in such offices or positions with ADLT and RLI as shall be agreed upon by Employee and the Board of Directors of RLI or the Board of Directors of ADLT, as the case may be, without, however, any change in Employee's compensation (but such offices or positions shall be consistent with the office and position stated herein).

         (c) Employee shall promptly be appointed to a term on the ADLT Board of Directors expiring at the ADLT annual meeting in the year 2000 and be appointed Vice Chairman of ADLT and as a member of the Executive Committee of the ADLT Board of Directors.

         (d) The principal business office of Employee shall be in Racine, Wisconsin; provided, however, Employee maintains a residence and a business office in ____________Florida, from which the Employee may perform his duties under this Agreement. Employee shall not be required to relocate without Employee's consent. Employee's travel expenses for travel to and from the Wisconsin and Florida offices shall be paid by RLI.

4.       COMPENSATION.

         (a) Subject to the provisions of this Employment Agreement, for all services which Employee may render to RLI or ADLT during the term of this Employment Agreement, Employee shall receive a salary at the rate of ________________________ Dollars ($___________) per annum for the first year of this Agreement, which shall be payable in equal, consecutive biweekly installments.

         (b) Provided that Employee satisfactorily performs his services under this Employment Agreement, Employee shall be entitled to salary increases from time to time as determined by the Compensation Committee of ADLT.

         (c) Provided that Employee has satisfactorily performed his services under this Employment Agreement, Employee shall be eligible for bonuses from time to time as determined by the Compensation Committee of ADLT.

5.       OTHER BENEFITS.

         During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, life insurance, medical and hospitalization benefits, and such other benefits as are typically provided to other executive officers of ADLT and its subsidiaries in comparable positions; provided, however, that such benefits shall be not less valuable to Employee than those benefits provided by Employer in the recent past, provided that, on or after January 1, 1999, any benefit reduction to executive officers of ADLT may be applied to Employee's non-vacation benefits.

6.       TERMINATION AND FURTHER COMPENSATION.

         (a) The employment of Employee under this Employment Agreement, for the term thereof, may be terminated by the Board of Directors of RLI or ADLT for cause at any time. For purposes hereof, the term "cause" shall mean:

                  (i) Employee's fraud, dishonesty, willful misconduct or gross negligence in the performance of his duties hereunder; or

                  (ii) Employee's material breach of this Agreement, in whole or in part.

                  Any termination by reason of the foregoing shall not be in limitation of any other right or remedy RLI may have under this Employment Agreement or otherwise.

         (b) In the event of (i) termination of the Employment Agreement for any of the reasons set forth in Subparagraph (a) of this
                  Section 6, or (ii) if Employee shall voluntarily terminate his employment hereunder prior to the end of the term of this Employment Agreement, then in either event Employee shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. In the event the Employee voluntarily terminates this Agreement, Employee shall provide 30 days' prior written notice to RLI of such voluntary termination.

         (c) In the event that RLI terminates Employee's employment without "cause" (as defined herein above) or Employee terminates employment with "good reason" (as defined below) prior to the end of the term of this Employment Agreement, then Employee shall be entitled to all salary and medical benefits for the remainder of the term of this Employment Agreement all upon the terms and as set forth herein. At the conclusion of the term of this Employment Agreement, all salary, medical and other benefits as set forth herein shall cease. Employee shall have no other rights and remedies except as set forth in this
                  Section 6. For purposes hereof, the term "good reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities or (ii) a material breach of this Agreement by RLI or ADLT.

         (d) In the event of Employee's death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated for cause and Employee or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Employee hereunder up to and including the date of death or permanent disability, and any benefits under any insurance policies or other plans.

         (e) "Permanent disability" means the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

         (f) In the event this Employment Agreement is terminated with cause, before the end of the term, RLI may, in its sole discretion, notify Employee that RLI intends to continue to pay all compensation, benefits and monies due under the terms of the Employment Agreement for the remainder of the term. In such event, and provided RLI continues to make such payments, Employee shall continue to be bound by the terms of the non-competition provisions in Section 7 hereof.

7.       COVENANTS REGARDING NON-COMPETITION AND CONFIDENTIAL INFORMATION.

         (a)      Non-Competition.

                  (i) Recognizing that Employee will have been involved as an executive officer of RLI and ADLT and that RLI and its affiliates, including ADLT, are engaged in the supply of products and/or services in every state of the United States and internationally, therefore, upon termination of his employment, for any reason, he agrees that he will not, for a period of three years immediately following such termination, engage, in the United States or in any country where RLI, ADLT or any of their affiliates conducts business, either directly or indirectly on behalf of himself or on behalf of any employee, consultant, principal, substantial shareholder or investor, partner or officer of any corporation, in any business of the type and character or in competition with the business carried on by RLI, ADLT or their affiliates (as conducted on the date Employee ceases to be employed by RLI in any capacity).

                  (ii) Employee will not, for a period of three years immediately following the termination of his employment, either directly or indirectly or on behalf of another as an employee, agent, principal, partnership or other entity, recruit, hire or otherwise entice any employees of RLI, ADLT or their affiliates to leave the Employer.

                  (iii) Employee will not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of RLI, ADLT or their affiliates, the customer lists, manufacturing methods, product research or engineering data or other trade secrets of RLI, ADLT or any of their affiliates, it being acknowledged by Employee that all such information regarding the business of RLI, ADLT or their affiliates developed, compiled or obtained by or furnished to Employee while Employee shall have been employed by or associated with RLI, ADLT or their affiliates is confidential information and RLI's, ADLT's or their affiliates' exclusive property. Employee's obligations under this Section 7(a)(iii) will not apply to any information which (A) is known to the public other than as a result of Employee's acts or omissions, (B) is approved for release, in writing, by the Company, (C) is disclosed to Employee by a third party without restriction, or (D) Employee is legally required to disclose.

         (b) Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of this Section 7, RLI shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit RLI's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 7 which may be pursued or availed of by RLI or any of its affiliates including but not limited to ADLT.

         (c) In the event Employee shall violate any legally enforceable provision of this Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

8.       RENEWAL.

         Not later than six (6) months prior to the termination of this Agreement, Employer shall be entitled to notify Employee whether it desires to renew this Employment Agreement with Employee for an additional period of three
(3) years, which notice, if given, shall contain the compensation and other benefits proposed to be paid and provided to Employee by Employer. For a period of thirty (30) days after receipt of such notice, Employee shall have the option to accept such offer of renewal or, in the alternative, shall be entitled to consult with Employer with respect to different compensation and/or benefits to be paid and provided to Employee by Employer during said renewal period of employment. If at the end of said thirty (30) day period Employee and Employer are unable to agree, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed to by the parties. In the event, however, that Employer does not, timely notify Employee of its desire to renew this Employment Agreement, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed upon by the parties.

9.       SEVERABLE PROVISIONS.

         The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

10.      ARBITRATION.

         Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration by a single arbitrator in the City of Racine, State of Wisconsin, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; PROVIDED, HOWEVER, that nothing in this Section 10 shall be construed so as to deny RLI the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in Section 7 hereof.

11.      NOTICES.

         (a) Each notice, request, demand or other communication ("NOTICE") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending a copy thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

         (b) If a Notice is to RLI, then such Notice shall be addressed to Ruud Lighting, Inc., attention of the Board of Directors.

         (c) If a Notice is to Employee, then such Notice shall be addressed to Employee at his home address last known on the payroll records of RLI.

12.      WAIVER.

         The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

13.      MISCELLANEOUS.

         This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced.

14.      GOVERNING LAW.

         This Employment Agreement shall be governed by and construed according to the laws of the State of Wisconsin.

                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

WITNESS:                                  RUUD  LIGHTING,  INC.


By:                                       By:
     -------------------------------            ------------------------------
Name:                                     Name:
     -------------------------------            ------------------------------
                                          Its:
                                                ------------------------------

WITNESS:                                  ADVANCED LIGHTING TECHNOLOGIES, INC.


By:                                       By:
     -------------------------------            ------------------------------
Name:                                     Name:
     -------------------------------            ------------------------------
                                          Its:
                                                ------------------------------

WITNESS:


By:
     -------------------------------            ------------------------------
Name:                                                  ALAN J. RUUD
     -------------------------------

CONFIDENTIAL                                        CH&S DRAFT -DECEMBER 8, 1997


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT entered into and effective as of January 1, 1998, among RUUD LIGHTING, INC., a Wisconsin corporation ("RLI" or "EMPLOYER") and ________________ ("EMPLOYEE");

                                   WITNESSETH:
                                   -----------

         WHEREAS, RLI and Employee desire to terminate any and all prior agreements, whether oral or written, between the parties and between Employee and ADLT relating to Employee's employment; and

         WHEREAS, RLI and Employee desire to enter into an Employment Agreement as set forth herein below to ensure RLI and ADLT of the services of Employee as ______________ of RLI, and to set forth the rights and duties of the parties hereto,

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. TERMINATION OF PRIOR AGREEMENTS. RLI and Employee hereby terminate any and all prior agreements, whether oral or written, between the parties or ADLT relating to Employee's employment.

2.       EMPLOYMENT.

         (a) RLI hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         (b) During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Employee shall devote his full business time to his employment and shall perform diligently such duties as are, or may be, required by the Board of Directors of RLI and the Board of Directors of ADLT or their designee, which duties shall be within the bounds of reasonableness and acceptable business standards and ethics.

         (c) During the term of this Employment Agreement, Employee shall not, without the prior written consent of RLI, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of RLI or any subsidiary or affiliate of RLI, including but not limited to ADLT.

3.       TERM AND POSITION.

         (a) Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of January 1, 1998 and shall continue for a term of three years from such date, subject, however, to the provisions of Section 6.

         (b) Employee shall serve as___________________ and in such offices or positions with ADLT and RLI as shall be agreed upon by Employee and the Board of Directors of RLI or the Board of Directors of ADLT, as the case may be, without, however, any change in Employee's compensation (but such offices or positions shall be consistent with the office and position stated herein).

         (c) The principal business office of Employee shall be in Racine, Wisconsin. Employee shall not be required to relocate without Employee's consent.

4.       COMPENSATION.

         (a) Subject to the provisions of this Employment Agreement, for all services which Employee may render to RLI or ADLT during the term of this Employment Agreement, Employee shall receive a salary at the rate of ___________________ Dollars ($___________) per annum for the first year of this Agreement, which shall be payable in equal, consecutive biweekly installments.

         (b) Provided that Employee satisfactorily performs his services under this Employment Agreement, Employee shall be entitled to salary increases from time to time as determined by the Compensation Committee of ADLT.

         (c) Provided that Employee has satisfactorily performed his services under this Employment Agreement, Employee shall be eligible for bonuses from time to time as determined by the Compensation Committee of ADLT.

5.       OTHER BENEFITS.

         During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, life insurance, medical and hospitalization benefits, and such other benefits as are typically provided to other executives of ADLT and its subsidiaries in comparable positions; provided, however, that such benefits shall be not less valuable to Employee than those benefits provided by Employer in the recent past, provided that, on or after January 1, 1999, any benefit reduction to executive officers of ADLT may be applied to Employee's non-vacation benefits.

6.       TERMINATION AND FURTHER COMPENSATION.

         (a) The employment of Employee under this Employment Agreement, for the term thereof, may be terminated by the Board of Directors of RLI or ADLT for cause at any time. For purposes hereof, the term "cause" shall mean:

                     (i) Employee's fraud, dishonesty, willful misconduct or gross negligence in the performance of his duties hereunder; or

                     (ii) Employee's material breach of this Agreement, in whole or in part.

                     Any termination by reason of the foregoing shall not be in limitation of any other right or remedy RLI may have under this Employment Agreement or otherwise.

         (b) In the event of (i) termination of the Employment Agreement for any of the reasons set forth in Subparagraph (a) of this Section 6, or (ii) if Employee shall voluntarily terminate his employment hereunder prior to the end of the term of this Employment Agreement, then in either event Employee shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. In the event the Employee voluntarily terminates this Agreement, Employee shall provide 30 days' prior written notice to RLI of such voluntary termination.

         (c) In the event that RLI terminates Employee's employment without "cause" (as defined herein above) or Employee terminates employment with "good reason" (as defined below) prior to the end of the term of this Employment Agreement, then Employee shall be entitled to all salary and medical benefits for the remainder of the term of this Employment Agreement all upon the terms and as set forth herein. At the conclusion of the term of this Employment Agreement, all salary, medical and other benefits as set forth herein shall cease. Employee shall have no other rights and remedies except as set forth in this Section 6. For purposes hereof, the term "good reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities or (ii) a material breach of this Agreement by RLI or ADLT.

         (d) In the event of Employee's death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated for cause and Employee or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Employee hereunder up to and including the date of death or permanent disability, and any benefits under any insurance policies or other plans.

         (e) "Permanent disability" means the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

         (f) In the event this Employment Agreement is terminated with cause, before the end of the term, RLI may, in its sole discretion, notify Employee that RLI intends to continue to pay all compensation, benefits and monies due under the terms of the Employment Agreement for the remainder of the term. In such event, and provided RLI continues to make such payments, Employee shall continue to be bound by the terms of the non-competition provisions in Section 7 hereof.

7.       COVENANTS REGARDING NON-COMPETITION AND CONFIDENTIAL INFORMATION.

         (a)         Non-Competition.

                     (i) Recognizing that Employee will have been involved as an executive officer of RLI and ADLT and that RLI and its affiliates, including ADLT, are engaged in the supply of products and/or services in every state of the United States and internationally, therefore, upon termination of his employment, for any reason, he agrees that he will not, for a period of three years immediately following such termination, engage, in the United States or in any country where RLI, ADLT or any of their affiliates conducts business, either directly or indirectly on behalf of himself or on behalf of any employee, consultant, principal, substantial shareholder or investor, partner or officer of any corporation, in any business of the type and character or in competition with the business carried on by RLI, ADLT or their affiliates (as conducted on the date Employee ceases to be employed by RLI in any capacity).

                     (ii) Employee will not, for a period of three years immediately following the termination of his employment, either directly or indirectly or on behalf of another as an employee, agent, principal, partnership or other entity, recruit, hire or otherwise entice any employees of RLI, ADLT or their affiliates to leave the Employer.

                     (iii) Employee will not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of RLI, ADLT or their affiliates, the customer lists, manufacturing methods, product research or engineering data or other trade secrets of RLI, ADLT or any of their affiliates, it being acknowledged by Employee that all such information regarding the business of RLI, ADLT or their affiliates developed, compiled or obtained by or furnished to Employee while Employee shall have been employed by or associated with RLI, ADLT or their affiliates is confidential information and RLI's, ADLT's or their affiliates' exclusive property. Employee's obligations under this Section 7(a)(iii) will not apply to any information which
                             (A) is known to the public other than as a result of Employee's acts or omissions, (B) is approved for release, in writing, by the Company, (C) is disclosed to Employee by a third party without restriction, or (D) Employee is legally required to disclose.

         (b) Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of this Section 7, RLI shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit RLI's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 7 which may be pursued or availed of by RLI or any of its affiliates including but not limited to ADLT.

         (c) In the event Employee shall violate any legally enforceable provision of this Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

8.       RENEWAL.

         Not later than six (6) months prior to the termination of this Agreement, Employer shall be entitled to notify Employee whether it desires to renew this Employment Agreement with Employee for an additional period of three
(3) years, which notice, if given, shall contain the compensation and other benefits proposed to be paid and provided to Employee by Employer. For a period of thirty (30) days after receipt of such notice, Employee shall have the option to accept such offer of renewal or, in the alternative, shall be entitled to consult with Employer with respect to different compensation and/or benefits to be paid and provided to Employee by Employer during said renewal period of employment. If at the end of said thirty (30) day period Employee and Employer are unable to agree, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed to by the parties. In the event, however, that Employer does not, timely notify Employee of its desire to renew this Employment Agreement, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed upon by the parties.


9.       SEVERABLE PROVISIONS.

         The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

10.      ARBITRATION.

         Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration by a single arbitrator in the City of Racine, State of Wisconsin, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; PROVIDED, HOWEVER, that nothing in this Section 10 shall be construed so as to deny RLI the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in Section 7 hereof.

11.      NOTICES.

         (a) Each notice, request, demand or other communication ("NOTICE") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending a copy thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

         (b) If a Notice is to RLI, then such Notice shall be addressed to Ruud Lighting, Inc., attention of the Board of Directors.

         (c) If a Notice is to Employee, then such Notice shall be addressed to Employee at his home address last known on the payroll records of RLI.

12.      WAIVER.

         The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

13.      MISCELLANEOUS.

         This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced.

14.      GOVERNING LAW.

         This Employment Agreement shall be governed by and construed according to the laws of the State of Wisconsin.


                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

WITNESS:                                    RUUD  LIGHTING,  INC.


By:                                         By:
     -------------------------------            --------------------------------
Name:                                       Name:
     -------------------------------            --------------------------------
                                            Its:
                                                --------------------------------

WITNESS:

By:
     -------------------------------            --------------------------------
Name:                                                      EMPLOYEE

                                                  CH&S Draft - November 12, 1997

                                    EXHIBIT F
                                       TO
                            STOCK PURCHASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the 1st day of January, 1998, by and among ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "COMPANY"), ALAN J. RUUD, THEODORE O. SOKOLY, DONALD WANDLER, CHRISTOPHER A. RUUD and CYNTHIA A. JOHNSON (individually referred to as "SHAREHOLDER" and collectively, as "SHAREHOLDERS");

                                   WITNESSETH:

         WHEREAS, the Company, Ruud Lighting, Inc. and the Shareholders have entered into a certain Stock Purchase Agreement ("STOCK PURCHASE AGREEMENT") pursuant to which the Company will issue, at Closing, three million shares of its Common Stock to the Shareholders, as partial consideration for the Shareholders' shares of capital stock of Ruud Lighting, Inc.; and

         WHEREAS, the Stock Purchase Agreement requires the execution and delivery of this Agreement by the Company and the Shareholders as a condition to Closing,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DELIVERY OF COMMON SHARES.

         At the Closing, the Company will deliver shares of its Common Stock to the Shareholders in accordance with its obligations under the Stock Purchase Agreement. Such shares, and any other shares required to be delivered pursuant to Section 1.3 of the Stock Purchase Agreement, will be subject to the terms of this Agreement. All shares so issued to the Shareholders pursuant to the Stock Purchase Agreement shall be referred to herein as "STOCK" and references in this Agreement to a percentage of Stock shall be calculated by multiplying the total number of shares of Stock held by all Holders (as defined in Section 4.3 below) times the applicable percentage.

         SECTION 2. REGISTRATION RIGHTS.

         2.1 REGISTRATION RIGHTS. If the Company, at any time on or after two years following the date of Closing under the Stock Purchase Agreement (the "CLOSING DATE") and on or before the seventh anniversary of the Closing Date, proposes to file on its behalf and/or on behalf of any of its security holders a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered on a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the

Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock, it will give written notice to all Holders of Stock at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Stock, as such Holders may request.

         Each Holder of any such Stock desiring to have Stock registered under this Section 2.1 shall advise the Company in writing within 10 days after the date of receipt of such notice from the Company, setting forth the amount of such Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Stock requested to be included in the registration concurrently with the securities being registered by the Company or any other holder of Common Stock of the Company desiring to be included in the registration (a "DEMANDING HOLDER") would materially and adversely affect the distribution of such securities by the Company or such other holder, then the number of shares of Common Stock of the Company determined by such underwriting to be the maximum number of shares of Common Stock capable of being included in such registration shall be allocated as follows: (i) if the offering was initiated by the Company as a primary offering, first to the Company and second to the Holders of the Stock and to any Demanding Holder in proportion to the respective numbers of shares sought to be included by them therein; and (ii) if the offering was initiated by a Demanding Holder as a secondary offering, first to such Demanding Holder and to the Holders of the Stock in proportion to the numbers of shares sought to be included by them in such registration and second to the Company. Except as otherwise provided in
Section 2.3, all expenses of such registration shall be borne by the Company.

         2.2 REGISTRATION PROCEDURES. It shall be a condition precedent to the obligation of the Company to take any action pursuant to Section 2.1 in respect of the securities which are to be registered at the request of any Holder of Stock that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         2.3 EXPENSES. All expenses incurred in complying with Section 2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws shall be paid by the Company, except that

         (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such

Registration Statement because any Holder of Stock has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and

         (b) the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by such Holder of Stock.

         2.4 INDEMNIFICATION AND CONTRIBUTION.

         (a) In the event of any registration of any of the Stock under the Securities Act pursuant to this Section 2, the Company shall indemnify and hold harmless the Holder of such Stock, such Holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Stock and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in such case to the extent that such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating Person or controlling Person, and shall survive the Transfer of such securities by such Holder.

         (b) Each Holder of any Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer of any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Holder of such Stock specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

         (c) If the indemnification provided for in this Section 2.4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by referenced to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         2.5 CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of Section 2, the Company shall not be obligated to register the Stock of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Stock, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Stock under the Securities Act.

         2.6 HOLDBACK AGREEMENTS.

         (a) If any registration of Common Stock to which Section 2.1 applies is an underwritten public offering, each Holder of Stock by acquisition of such Stock agrees, if so required by the managing underwriter, not to effect a public sale or distribution of Stock (other than as part of such underwritten public offering) within one business day (or such longer period as may be prohibited by Regulation M under the Securities Act) prior to the pricing of Common Stock offered pursuant to the related registration statement or the earlier of (i) the one hundred twentieth (120th) day after the effective date of such registration statement or (ii) the date all securities registered under such registration statement are sold, provided that the Company shall have complied with its obligations under Section 2.6(b) below.

         (b) the Company agrees not to effect any public sale or distribution within one business day (or such longer period as may be prohibited by Regulation M under the Securities Act) prior to the pricing of Common Stock offered pursuant to any registration statement filed pursuant to Section 2.1 above and in connection with any underwritten public offering and prior to the earlier of (A) the one hundred twentieth (120th) day after any such registration statement has become effective and (B) the date on which all securities registered under such registration statement are sold, except as part of such underwritten public offering pursuant to such registration statement and except for securities registered on Form S-4 or S-8 or any successor forms thereto.

         SECTION 3. SUPPLYING INFORMATION.

         The Company shall cooperate with each Holder of Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Stock. The Company shall use its best efforts at all times to make public information available so as to afford the Holders of the Stock the benefit of Rule 144 of the Securities Act in connection with resales, as such Rule 144 may be amended from time to time or any similar rule or regulation thereafter adopted by the Commission.

         SECTION 4. MISCELLANEOUS

         4.1 HEADINGS. The headings contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         4.2 ENTIRE AGREEMENT. This Agreement and the Stock Purchase Agreement constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties.

         4.3 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

         "CLOSING" shall have the same meaning as ascribed thereto as in the Stock Purchase Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "COMMON STOCK" shall mean (except where the context otherwise indicates) the Common Stock, par value $.001, of the Company, and any capital stock into which such Common Stock may thereafter be changed.

         "HOLDER" shall mean any Person who owns of record 10,000 or more shares of Stock.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "TRANSFER" shall mean any disposition of any Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         4.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         4.5 SEVERABILITY. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect or in any instance shall be effective only to the extent of such invalidity, illegality or unenforceability and shall not affect the validity, legality or enforceability of any other provision of this Agreement.

         4.6 AMENDMENT. This Agreement may be amended only by a written instrument duly executed by the parties.

         4.7 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by facsimile or telecopy or by registered or certified mail (postage prepaid, return receipt requested) or any overnight courier to the parties at the following addresses:

      (i) If to any Holder, at the address set forth on the records of the Company, with a copy to:

              Donald J. Christl, Esq.
              Reinhart, Boerner, Van Deuren, Norris &
              Rieselbach, S.C.
              1000 North Water Street
              P.O. Box 92900
              Milwaukee, Wisconsin 53202-0900

      (ii)    If to the Company:

              2307 E. Aurora Road, Suite One
              Twinsburg, Ohio 44087

              With a copy to:

              Gerald W. Cowden, Esq.
              Cowden, Humphrey & Sarlson Co., L.P.A.
              1414 Terminal Tower
              Cleveland, Ohio 44113

or to such other addresses as shall be furnished by like notice by such party. Any such notice or communication given by mail shall be deemed to have been given when received.

         4.8 THIRD PARTY BENEFICIARIES. Except as provided in Section 4.9 below, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; nor shall any statement here be deemed an admission against interest by any party in proceedings with third persons.

         4.9 ASSIGNMENT. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns (to the extent assignment is permitted hereunder).

         4.10 GOVERNING LAW JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio without regard to the conflicts of law principles hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.


                                        ADVANCED LIGHTING TECHNOLOGIES, INC.


                                        By:
                                              ----------------------------------
                                        Name:        WAYNE R. HELLMAN
                                              ----------------------------------

                                        Its:      CHIEF EXECUTIVE OFFICER
                                              ----------------------------------




                                        -------------------------------------
                                        ALAN J. RUUD



                                        ------------------------------------
                                        THEODORE O. SOKOLY



                                        -----------------------------------
                                        DONALD WANDLER



                                        ------------------------------------
                                        CHRISTOPHER A. RUUD



                                        -----------------------------------
                                        CYNTHIA A. JOHNSON

                                                  CH&S DRAFT - November 12, 1997

                                                                 JANUARY 2, 1998

                                    EXHIBIT G
                                       TO
                            STOCK PURCHASE AGREEMENT


                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                            1998 INCENTIVE AWARD PLAN

                  SECTION 1. PURPOSE.

         The purposes of this Advanced Lighting Technologies, Inc. 1998 Incentive Award Plan (the "Plan") are to encourage selected employees, advisors, consultants, and directors of Advanced Lighting Technologies, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan will be submitted for approval by the shareholders of the Company at the next annual shareholders' meeting.

                  SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         (b) " 'A' Option" shall mean an "A" Option granted under Section 6(a) of the Plan.

         (c) "Award" shall mean any "A" Option or "B" Option granted under the Plan.

         (d) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

         (e) " 'B' Option" shall mean a "B" Option granted under Section 6(a) of the Plan.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than three (3) directors.

         (h) "Employee" shall mean any employee of the Company or of any Affiliate.

         (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

         (j)      "Incentive Stock Option" shall mean an option granted under
                  Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

         (k) "Non-Employee Participant" shall mean any advisor, consultant or director of the Company or any Affiliate designated to be granted an Award (other than an Incentive Stock Option) under the Plan and eligible to be a Participant under Section 5 of the Plan.

         (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         (m)      "Option" shall mean an "A" Option or a "B" Option.

         (n) "Participant" shall mean any Employee or Non-Employee Participant designated to be granted an Award under the Plan.

         (o) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental or political subdivision thereof.

         (p) "Section 16" shall mean Section 16 of the Securities Exchange Act of 1934, as amended.

         (q) "Shares" shall mean the shares of Common Stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

                  SECTION 3. ADMINISTRATION.

         The Plan shall be administered solely by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholders, and any employee of the Company or of any Affiliate.

                  SECTION 4. SHARES AVAILABLE FOR AWARDS.

         (a)      SHARES AVAILABLE. Subject to adjustment as provided in Section
4(b):

                  (i) CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan shall be 800,000 Shares, subject to adjustment as provided in Section 4(b). Further if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

                  (ii) ACCOUNTING FOR AWARDS. For purposes of this Section 4, the number of Shares covered by an Award shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are officers or directors of the Company for purposes of
Section 16, be counted against the Shares available for granting Awards under the Plan.

                  (iii) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

         (b) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                  SECTION 5. ELIGIBILITY.

         Any Employee, advisor, consultant or director of the Company or of any Affiliate, shall be eligible to be designated a Participant; provided however, no officer or director of the Company shall be eligible to be designated a Participant unless the shareholders of the Company shall have approved the Plan in accordance with the Company's Regulations.

                  SECTION 6. AWARDS.

         (a) OPTIONS. The Committee is hereby authorized to grant "A" Options and "B" Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                  (i) EXERCISE PRICE FOR "A" OPTIONS. The purchase price per Share purchasable under an "A" Option shall be the Fair Market Value per Share on the date of grant of such "A" Options.

                  (ii) EXERCISE PRICE FOR "B" OPTIONS. The purchase price per Share purchasable under a "B" Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such "B"

Option (or, if the Committee so determines, in the case of any "B" Option retroactively granted in tandem with or in substitution for another Award, on the date of grant of such Award).

                  (iii) OPTION TERM. The term of each Option shall be fixed by the Committee.

                  (iv) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made; provided, however, that no Option may be exercised prior to six months after its date of grant.

                  (v) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provisions thereto, and any regulations promulgated thereunder. An Incentive Stock Option may be granted only to an Employee and no Incentive Stock Option may be granted to any owner of ten percent or more of the total combined voting power of the Company and its Affiliates. The aggregate Fair Market Value determined as of the date of the Award, of Shares subject to an Incentive Stock Option exercised by an Employee in any calendar year shall not exceed $100,000.

         (b) GENERAL.

                  (i) CONSIDERATION FOR AWARDS. Awards may be granted for no cash consideration or such cash consideration as may be required by applicable law. Awards also may be granted for cash or such other consideration as the Committee may deem appropriate.

                  (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

                  (iii) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (iv) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

                  (v) SECTION 16 SIX MONTH LIMITATIONS. If necessary to comply with Section 16 and its rules only, any equity security issued pursuant to the Plan may not be sold for at least six months after acquisition and any derivative security issued pursuant to the Plan will not be exercisable for six months from its date of grant. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Section 16 and the rules promulgated thereunder.

                  (vi) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or over the counter market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.

                  SECTION 7. AMENDMENT AND TERMINATION.

                  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (a) AMENDMENTS TO THE PLAN. Subject to the last sentence of this
Section 7(a), the Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, without the consent of any shareholders, Participant, other holder or beneficiary of an Award, or other person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

                  (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

                  (ii) permit Options to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Section 6(a) hereof. No amendment, alteration, suspension, discontinuation or termination shall in any manner adversely affect any outstanding Option without the prior written consent of the Participant holding the Option.

         (b) AMENDMENTS TO AWARDS. Unless otherwise provided in the Award Agreement, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award.

         (c) ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

         (d) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or the changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

         (e) CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                  SECTION 8. GENERAL PROVISIONS.

         (a) NO RIGHTS TO AWARDS. No Employee, Non-Employee Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Non-Employee Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) DELEGATION. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Salaried Employees who are not officers or directors of the Company, for purposes of
Section 16.

         (c) WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

         (d) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (e) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (f) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio and applicable federal law.

         (g) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provisions shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

         (h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate.

         (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (j) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                  SECTION 9. EFFECTIVE DATE OF THE PLAN.

         The Plan shall be effective as of the later of (a) the effective date of its approval by the Board of Directors of the Company or (b) January 2, 1998.

                  SECTION 10. TERM OF THE PLAN.

         No Award shall be granted under the Plan after January 2, 2008. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                                                     [RUUD MANAGEMENT EMPLOYEES]

       "A" OPTION GRANT, INTENDED TO QUALIFY AS AN INCENTIVE STOCK OPTION

Date of Grant:  _______________, 199_.

         THIS "A" OPTION GRANT is delivered by Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company") to ______________________________ (the
"Grantee"), who is an employee of the Company or one of its Affiliates (the Grantee's employer is referred to herein as the "Employer").

         WHEREAS, the Board of Directors of the Company (the "Board") has adopted the Advanced Lighting Technologies, Inc. 1998 Incentive Award Plan (the "Plan") with an effective date of ____________________;

         WHEREAS, the Plan provides for the granting of Incentive Stock Options by a committee to be appointed by the Board (the "Committee") to eligible employees, advisors, consultants or directors of the Company or any Affiliate to purchase Common Stock, $.001 par value, of the Company (the "Stock"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of an Incentive Stock Option under the Plan, and has determined that it would be in the best interest of the Company to grant the Incentive Stock Option award herein as an "A" Option pursuant to the Plan.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Grant of "A" Option.

         Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the date of grant noted above ("Date of Grant"), an "A" Option to purchase up to ____________________ (____) shares of Stock at a price of $________ per share, which the Committee has determined to be the Fair Market Value of the Stock as of the date hereof. The shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the " 'A' Option Shares." The "A" Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986), unless the Plan has not been approved by Company shareholders in accordance with such Section 422.

2.       Installment Exercise.

         Subject to such further limitations as are provided herein, the Grantee having the right hereunder to purchase from the Company the following number of "A" Option Shares upon exercise of the "A" Option, on and after the following dates, and so long as the Employer shall have attained the "A" Option Vesting Schedule EBIT Goals established by the Committee with respect to the relevant fiscal years noted below:

         (a) on and after September 30, ____, up to 25% of the total number of "A" Option Shares if the Employer has attained its Goal during the fiscal year ending June 30, ____;

         (b) on and after September 30, 20__, up to an additional 35% of the total number of "A" Option Shares if the Employer has attained its Goal during the fiscal year ending June 30, 20___;

         (c) on and after September 30, 20__, up to an additional 40% of the total number of "A" Option Shares if the Employer has attained its Goal during the fiscal year ending June 30, 20___;

         (d) Should any of the Goals not be attained by the Employer during any fiscal year, then any unearned "A" Options may become exercisable on and after the sixth anniversary of the Date of Grant;

         (e) Any unearned "A" Options remaining after the sixth anniversary of the Date of Grant shall become immediately exercisable if the Grantee has been continuously employed by the Employer, the Company and/or any affiliate of the Company from the Date of Grant through such date;

         (f) The Committee reserves the right to revise the Goals at any time.

3.       Termination of "A" Option.

         (a) The "A" Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten years from the Date of Grant (the "Option Term").

         (b) Upon a termination of the Grantee's employment for any reason (other than by retirement, disability or death), the "A" Option may be exercised for sixty (60) days thereafter, but only to the extent that the "A" Option was outstanding and exercisable on the date of termination of the Grantee's employment. Upon a termination of the Grantee's employment by reason of retirement, disability or death, the "A" Option may be exercised during the following periods, but only to the extent that the "A" Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Code), (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death, and (iii) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

         (c) A transfer of the Grantee's employment between the Company and any Affiliate, or between any Affiliates of the Company, shall not be deemed to be a termination of the Grantee's employment.

         (d) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or Affiliate, (ii) breach any covenant not to compete, or employment contract, with the Company or Affiliate, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any Affiliate), any unexercised portion of the "A" Option shall immediately terminate and be void.

4.       Procedure to Exercise "A" Options.

         (a) The Grantee may exercise the "A" Option with respect to all or any part of the number of "A" Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of "A" Option Shares as to which the "A" Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

         (b) Full payment (in U.S. dollars) by the Grantee of the option price for the "A" Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

         (c) On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the "A" Option Shares then being purchased (out of theretofore unissued Stock or Treasury Stock, as the Company may elect) upon full payment for such "A" Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the "A" Option or the "A" Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the "A" Option or the issuance or purchase of Stock thereunder, the "A" Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (d) If the Grantee fails to pay for any of the "A" Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such "A" Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the "A" Option, provided that payment in full for the "A" Option Shares to be purchased upon such exercise shall have been received by such date.

5.       No Rights of Shareholders.

         Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the "A" Option, in whole or in part, prior to the date of exercise of the "A" Option.

6.       Non-Transferability of Option.

         During the Grantee's lifetime, the "A" Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the "A" Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the "A" Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to assign, alienate, sell, pledge, hypothecate or otherwise dispose of the "A" Option, except as provided for herein, or (b) the levy of any installment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the "A" Option by notice to the Grantee and it shall thereupon become null and void.

7.       Employment Not Affected.

         Neither the granting of the "A" Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

8. Amendment of "A" Option.

         The "A" Option may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the "A" Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

9.       Notice.

         Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 2307 East Aurora Road, Suite 1, Twinsburg, Ohio 44087, or such other address as the Company shall specify by written notice to the Grantee, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

10.      Incorporation of Plan by Reference.

         The "A" Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the "A" Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

11.      Governing Law.

         The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Ohio, except to the extent preempted by federal law, which shall to the extent govern.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this grant of an "A" Option, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.


                            ADVANCED LIGHTING TECHNOLOGIES, INC.

                            By:
                                ---------------------------------------

                            ACCEPTED AND AGREED TO:

                            By:
                                ---------------------------------------
                                             Grantee

                                                                [RUUD EMPLOYEES]


       "B" OPTION GRANT, INTENDED TO QUALIFY AS AN INCENTIVE STOCK OPTION

Date of Grant:   ____________, 199__.

         THIS "B" OPTION GRANT is delivered by Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company") to ______________________________ (the
"Grantee"), who is an employee of the Company or one of its Affiliates (the Grantee's employer is referred to herein as the "Employer").

         WHEREAS, the Board of Directors of the Company (the "Board") has adopted the Advanced Lighting Technologies, Inc. 1998 Incentive Award Plan (the "Plan") with an effective date of ___________________;

         WHEREAS, the Plan provides for the granting of Incentive Stock Options by a committee to be appointed by the Board (the "Committee") to eligible employees, advisors, consultants or directors of the Company or any Affiliate to purchase Common Stock of the Company (the "Stock"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of an Incentive Stock Option under the Plan, and has determined that it would be in the best interest of the Company to grant the Incentive Stock Option award herein as an "B" Option pursuant to the Plan.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Grant of "B" Option.

         Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the date of grant noted above ("Date of Grant"), a "B" Option to purchase up to ____________________ (____) shares of Stock at a price of $__________ per share, which the Committee has determined to be the Fair Market Value of the Stock as of the date hereof. The shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "'B' Option Shares." The "B" Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986), unless the Plan has not been approved by Company shareholders in accordance with such Section 422.

2.       Installment Exercise.

         Subject to such further limitations as are provided herein, the Grantee having the right hereunder to purchase from the Company the following number of "B" Option Shares upon exercise of the "B" Option, on and after the following dates:

         (a) on and after the first anniversary of the Date of Grant, 25% of the total number of "B" Option Shares;

         (b) on and after the second anniversary of the Date of Grant, an additional 35% of the total number of "B" Option Shares; and

         (c) on and after the third anniversary of the Date of Grant, an additional 40% of the total number of "B" Option Shares.

3.       Termination of "B" Option.

         (a) The "B" Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten years from the Date of Grant (the "Option Term").

         (b) Upon a termination of the Grantee's employment for any reason (other than by retirement, disability or death), the "B" Option may be exercised for 60 days thereafter, but only to the extent that the "B" Option was outstanding and exercisable on the date of termination of the Grantee's employment. Upon a termination of the Grantee's employment by reason of retirement, disability or death, the "B" Option may be exercised during the following periods, but only to the extent that the "B" Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Code), (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death, and (iii) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

         (c) A transfer of the Grantee's employment between the Company and any Affiliate, or between any Affiliates of the Company, shall not be deemed to be a termination of the Grantee's employment. The term "Employer" shall thereafter mean the Affiliate for which the Grantee is then employed.

         (d) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or Affiliate, (ii) breach any covenant not to compete, or employment contract, with the Company or Affiliate, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any Affiliate), any unexercised portion of the "B" Option shall immediately terminate and be void.

4.       Procedure to Exercise "B" Options.

         (a) The Grantee may exercise the "B" Option with respect to all or any part of the number of "B" Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of "B" Option Shares as to which the "B" Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

         (b) Full payment (in U.S. dollars) by the Grantee of the option price for the "B" Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

         (c) On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the "B" Option Shares then being purchased (out of theretofore unissued Stock or Treasury Stock, as the Company may elect) upon full payment for such "B" Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the "B" Option or the "B" Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the "B" Option or the issuance or purchase of Stock thereunder, the "B" Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (d) If the Grantee fails to pay for any of the "B" Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such "B" Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the "B" Option, provided that payment in full for the "B" Option Shares to be purchased upon such exercise shall have been received by such date.

5.       No Rights of Shareholders.

         Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the "B" Option, in whole or in part, prior to the date of exercise of the "B" Option.

6.       Non-Transferability of Option.

         During the Grantee's lifetime, the "B" Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the "B" Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the "B" Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to assign, alienate, sell, pledge, hypothecate or otherwise dispose of the "B" Option, except as provided for herein, or (b) the levy of any installment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the "B" Option by notice to the Grantee and it shall thereupon become null and void.

7.       Employment Not Affected.

         Neither the granting of the "B" Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

8.       Amendment of "B" Option.

         The "B" Option may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the "B" Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

9.       Notice.

         Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 2307 East Aurora Road, Suite 1, Twinsburg, Ohio 44087, or such other address as the Company shall specify by written notice to the Grantee, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

10.      Incorporation of Plan by Reference.

         The "B" Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the "B" Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

11.      Governing Law.

         The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Ohio, except to the extent preempted by federal law, which shall to the extent govern.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this grant of an "B" Option, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.


                                  ADVANCED LIGHTING TECHNOLOGIES, INC.


                                  By:
                                     -------------------------------


                                  ACCEPTED AND AGREED TO:


                                  By:
                                     -------------------------------
                                           Grantee